Filed Pursuant to Rule 424(b)(2)
Registration No. 333-263546

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 14, 2022)

Huntington Bancshares Incorporated

$1,150,000,000 5.272% Fixed-to-Floating Rate Senior Notes due 2031

$600,000,000 6.141% Fixed-to-Fixed Rate Subordinated Notes due 2039

We are offering $1,150,000,000 aggregate principal amount of our 5.272% fixed-to-floating rate senior notes due January 15, 2031 (the “senior notes”) and $600,000,000 aggregate principal amount of our 6.141% fixed-to-fixed rate subordinated notes due November 18, 2039 (the “subordinated notes” and, together with the senior notes, the “notes”).

The senior notes will mature on January 15, 2031 (the “senior notes Maturity Date”). The senior notes will accrue interest from (and including) November 18, 2024 (the “senior notes Issue Date”) to (but excluding) January 15, 2030 at a fixed rate of 5.272% per annum, and from and including January 15, 2030 to (but excluding) the senior notes Maturity Date at a floating rate equal to a benchmark rate based on the Compounded SOFR Index Rate (as defined in “Description of Notes—Senior Notes—Interest”) plus 127.6 basis points per annum.

The subordinated notes will mature on November 18, 2039 (the “subordinated notes Maturity Date” and, together with the senior notes Maturity Date, each, a “Maturity Date”). The subordinated notes will accrue interest from (and including) November 18, 2024 (the “subordinated notes Issue Date”) to (but excluding) November 18, 2034 (the “subordinated notes Reset Date”) at a fixed rate of 6.141% per annum, and from and including the subordinated notes Reset Date to (but excluding) the subordinated notes Maturity Date at a rate per annum which will be the Five-year U.S. Treasury Rate (as defined herein) as of the subordinated notes Reset Determination Date (as defined herein) plus 1.700% per annum.

We have the option to redeem the senior notes, at the applicable times and at the applicable redemption price set forth under “Description of Notes—Senior Notes—Optional Redemption,” and we have the option to redeem the subordinated notes, at the applicable times and at the applicable redemption price set forth under “Description of Notes—Subordinated Notes—Optional Redemption.” Holders of any notes redeemed will also receive accrued and unpaid interest thereon to the date of redemption. The notes will not be subject to repayment at the option of the holder at any time prior to maturity and will not be entitled to any sinking fund. See “Description of Notes—Senior Notes—Optional Redemption” and “Description of Notes—Subordinated Notes—Optional Redemption” in this prospectus supplement.

The senior notes will be unsecured and unsubordinated obligations of Huntington Bancshares Incorporated, a Maryland corporation, and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated notes will be unsecured and subordinated in right of payment to the payment of our existing and future Senior Debt (as defined herein), will rank equal in right of payment to all of our existing and future indebtedness ranking on a parity with the subordinated notes and will be senior to any liabilities and other obligations by ours that rank junior and not equally with or prior to the subordinated notes. The notes will not be guaranteed by any of our subsidiaries. See “Description of Notes” in this prospectus supplement.

The notes will be issued only in registered book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will not be listed on any securities exchange. Currently there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement and in “Item 1A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023 and of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”) to read about factors you should consider before investing in the notes.

	Price to Public(1)	Underwriting Discount	Proceeds, Before Expenses, to Huntington(1)
Per Senior Note	100.000%	0.350%	99.650%
Total	$1,150,000,000	$4,025,000	$1,145,975,000
Per Subordinated Note	100.000%	0.450%	99.550%
Total	$600,000,000	$2,700,000	$597,300,000

(1)	Plus accrued interest, if any, from November 18, 2024, if settlement occurs after that date.

None of the SEC, any state securities commission, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”) nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about November 18, 2024.

Our affiliates may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Joint Book-Running Managers

Citigroup	Goldman Sachs & Co. LLC	RBC Capital Markets	UBS Investment Bank	Huntington Capital Markets

Co-Manager

Keefe, Bruyette & Woods,
A Stifel Company

Prospectus Supplement dated November 12, 2024.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Huntington,” “we,” “us,” “our,” the “Issuer” or similar references mean Huntington Bancshares Incorporated, a Maryland corporation, and its successors and include our consolidated subsidiaries only where specifically so stated. When we refer to the “Bank” in this document, we mean our only bank subsidiary, The Huntington National Bank, and its subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

We have not, and the underwriters and their affiliates and agents have not, authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not, and the underwriters and their affiliates and agents do not, take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide you. You should assume that information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us or on our behalf and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy the notes in any circumstances under which the offer or solicitation is unlawful.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and on the investor relations page of our website at http://www.huntington.com. Except for those SEC filings incorporated by reference in this prospectus supplement, none of the other information on our website is part of this prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede the information in this prospectus supplement and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” until the termination of the offering of the notes (in each case, except as specifically included below, other than information that is deemed, under SEC rules, not to have been filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 16, 2024;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024;

•

Our Current Reports on Form 8-K, filed on January 10, 2024 (Item 5.02 only), January 19, 2024 (Film No. 24546045), February 2, 2024, March 28, 2024 (Items 8.01 and 9.01 only), April 19, 2024 (Film No. 24857804), April 19, 2024 (Film No. 24858110), June 18, 2024, July 19, 2024, September 13, 2024, and October 17, 2024; and

•

Those portions of our Proxy Statement pursuant to Section 14 of the Exchange Act, filed on March 6, 2024, for our 2024 Annual Meeting of Shareholders that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Investor Relations

Huntington Bancshares Incorporated

41 South High Street

Columbus, Ohio 43287

Phone: (614) 480-5676

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements, which are not historical facts and are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; deterioration in business and economic conditions, including persistent inflation, supply chain issues or labor shortages, instability in global economic conditions and geopolitical matters, as well as volatility in financial markets; the impact of pandemics and other catastrophic events or disasters on the global economy and financial market conditions and our business, results of operations, and financial condition; the impacts related to or resulting from bank failures and other volatility, including potential increased regulatory requirements and costs, such as FDIC special assessments, long-term debt requirements and heightened capital requirements, and potential impacts to macroeconomic conditions, which could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital; unexpected outflows of uninsured deposits which may require us to sell investment securities at a loss; changing interest rates which could negatively impact the value of our portfolio of investment securities; the loss of value of our investment portfolio which could negatively impact market perceptions of us and could lead to deposit withdrawals; the effects of social media on market perceptions of us and banks generally; cybersecurity risks; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve; volatility and disruptions in global capital and credit markets; movements in interest rates; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services including those implementing our “Fair Play” banking philosophy; changes in policies and standards for regulatory review of bank mergers; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the Office of the Comptroller of the Currency, Federal Reserve, FDIC, and Consumer Financial Protection Bureau; and other factors that may affect our future results. Additional factors that could cause results to differ materially from those described above can be found in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 and the documents subsequently filed by us with the SEC. We assume no obligation to update any forward-looking statements. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 as filed with the SEC, and in this prospectus supplement and the accompanying prospectus.

We encourage you to understand forward-looking statements to be strategic rather than absolute forecasts of future performance. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Huntington does not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue

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reliance on such statements. Please carefully review and consider the various disclosures made in this document, in the accompanying prospectus and in our other reports filed with the SEC for more information about the risks and factors that may affect our business, results of operations, financial condition or prospects.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated herein and therein by reference, before deciding whether to invest in the notes. You should pay special attention to the “Risk Factors” section of this prospectus supplement and contained in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 to determine whether an investment in the notes is appropriate for you.

Huntington Bancshares Incorporated

We are a multi-state diversified regional bank holding company organized under Maryland law in 1966 and headquartered in Columbus, Ohio. Through the Bank, we are committed to making people’s lives better, helping businesses thrive, and strengthening the communities we serve, and we have been servicing the financial needs of our customers since 1866. Through our subsidiaries, we provide full-service commercial and consumer deposit, lending, and other banking services. These include, but are not limited to, payments, mortgage banking, automobile, recreational vehicle and marine financing, investment banking, capital markets, advisory, equipment financing, distribution finance, investment management, trust, brokerage, insurance, and other financial products and services. As of September 30, 2024, we have 975 full-service branches and private client group offices which are located in Ohio, Colorado, Florida, Illinois, Indiana, Kentucky, Michigan, Minnesota, North Carolina, Pennsylvania, West Virginia, and Wisconsin. Select financial services and other activities are also conducted in various other states.

As of September 30, 2024, we had, on a consolidated basis, total assets of approximately $201 billion, total deposits of approximately $158 billion and total shareholders’ equity of approximately $21 billion.

Our principal executive offices are located at 41 South High Street, Columbus, Ohio 43287, and our telephone number is (614) 480-2265.

SUMMARY OF THE SENIOR NOTES OFFERING

The following summary contains basic information about the senior notes and this offering and is not intended to be complete. It does not contain all the information that you should consider before deciding whether to invest in the senior notes. For a complete understanding of the senior notes, you should read the section of this prospectus supplement titled “Description of Notes—Senior Notes.”

Issuer	Huntington Bancshares Incorporated, a Maryland corporation and a financial holding company.

Notes Offered	$1,150,000,000 aggregate principal amount of 5.272% Fixed-to-Floating Rate Senior Notes due 2031 (the “senior notes”).

Issue Date	November 18, 2024 (the “senior notes Issue Date”).

Maturity Date	The senior notes will mature on January 15, 2031 (the “senior notes Maturity Date”), unless the senior notes are prior redeemed in whole or in part as described below under “Description of Notes—Senior Notes—Optional Redemption.”

Interest Rate	From (and including) the senior notes Issue Date to (but excluding) January 15, 2030 (the “senior notes Fixed Rate Period”), the interest on the senior notes will be payable at a rate of 5.272% per annum (the “senior notes Initial Interest Rate”).

From (and including) January 15, 2030 to (but excluding) the senior notes Maturity Date (the “senior notes Floating Rate Period”), the interest rate on the senior notes will be equal to a benchmark rate based on the Compounded SOFR Index Rate plus 127.6 basis points per annum, as further described below.

Fixed Rate Period

Interest during the senior notes Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Floating Rate Period

The interest rate on the senior notes during the senior notes Floating Rate Period will be calculated quarterly on each Interest Determination Date (as defined below). In no event will the interest payable on the senior notes be less than zero. Interest will be computed on the basis of the actual number of days in each Floating Rate Interest Period (as defined below) and a 360-day year. The amount of accrued interest payable on the senior notes for each Floating Rate Interest Period will be computed by multiplying (i) the outstanding principal amount of the senior notes by (ii) the product of (a) the interest rate for the relevant Floating Rate Interest Period multiplied by (b) the quotient of the actual number of calendar days in the applicable Floating Rate Interest Period relating to such Floating Rate Interest Period divided by 360.

Interest Payment Dates	Fixed Rate Period

The senior notes will accrue interest and we will pay interest semi-annually on each January 15 and July 15, commencing on January 15, 2025, and ending on January 15, 2030 (each, a “Fixed Rate Period Interest Payment Date”).

Floating Rate Period

Interest will be payable quarterly on April 15, 2030, July 15, 2030, October 15, 2030 and on the senior notes Maturity Date (each, a “Floating Rate Period Interest Payment Date”).

Fixed Rate Period

If any scheduled Fixed Rate Period Interest Payment Date is not a Business Day, any payment of principal and interest will be postponed to the next day that is a Business Day, but interest on that payment will not accrue during the period from and after the scheduled Fixed Rate Period Interest Payment Date.

Floating Rate Period

If any scheduled Floating Rate Period Interest Payment Date (other than the senior notes Maturity Date) is not a Business Day, such Floating Rate Period Interest Payment Date will be postponed to the next day that is a Business Day; provided that if that Business Day falls in the next succeeding calendar month, such Floating Rate Period Interest Payment Date will be the immediately preceding Business Day. If any such Floating Rate Period Interest Payment Date (other than the senior notes Maturity Date) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Rate Period Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Floating Rate Period Interest Payment Date.

Floating Rate Interest Period	During the Floating Rate Period, the period beginning on (and including) a Floating Rate Period Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Period Interest Payment Date or the senior notes Maturity Date (each, a “Floating Rate Interest Period”); provided that the first Floating Rate Interest Period will begin on (and include) January 15, 2030 and will end on (but exclude) the first Floating Rate Period Interest Payment Date.

Interest Determination Date	The second U.S. Government Securities Business Day preceding the applicable Floating Rate Period Interest Payment Date, except as described herein (each, an “Interest Determination Date”).

Record Date	The fifteenth calendar day (whether or not a Business Day) preceding the related Interest Payment Date.

No Guarantees	The senior notes are not guaranteed by any of our subsidiaries. As a result, the senior notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Description of Notes—Senior Notes—Ranking.”

Ranking	The senior notes will be unsecured and unsubordinated obligations, will rank equally with all of our other unsecured and unsubordinated indebtedness and will be effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries. As of September 30, 2024, our subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $180 billion. All of such debt and other liabilities would rank structurally senior to the senior notes in case of liquidation or otherwise. As of September 30, 2024, Huntington Bancshares Incorporated (parent company only) had approximately $5 billion of outstanding senior debt and approximately $1 billion of outstanding subordinated and junior subordinated debt.

The indenture pursuant to which we will issue the senior notes does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Optional Redemption	On or after May 17, 2025 (180 days after the senior notes Issue Date) (or, if additional senior notes are issued, beginning 180 days after the issue date of such additional notes), and prior to January 15, 2030 (one year prior to the senior notes Maturity Date) (the “senior notes First Par Call Date”), we may redeem the senior notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the senior notes matured on the senior notes First Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the “Treasury Rate” (as defined in “Description of Notes—Senior Notes—Optional Redemption”) plus 15 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the senior notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On the senior notes First Par Call Date, we may redeem the senior notes, in whole but not in part, or on or after December 15, 2030 (one month prior to the senior notes Maturity Date), in whole or in part, at any time and from time to time, in each case at a redemption price equal to 100% of the principal amount of the senior notes being redeemed plus accrued and unpaid interest thereon to the redemption date. See “Description of Notes—Senior Notes—Optional Redemption.”

Sinking Fund	There is no sinking fund for the senior notes.

Further Issuance	The senior notes will initially be limited to an aggregate principal amount of $1,150,000,000. We may, without your consent, increase the principal amount of the senior notes by issuing an unlimited principal amount of such additional senior notes in the future on the same terms and conditions as the senior notes offered hereby, except for any differences in the senior notes Issue Date, issue price and interest accrued prior to the date thereof, and with the same CUSIP number as the senior notes offered hereby; provided that if any additional senior notes are not fungible with the senior notes offered hereby for U.S. federal income tax purposes, such additional senior notes will be issued under a separate CUSIP number.

Use of Proceeds	The net proceeds to us from the sale of the senior notes, after the deduction of the underwriting discount and estimated expenses payable by us, will be approximately $1,142,400,000, and will be used by us for general corporate purposes. The precise amounts and timing of the application of proceeds will depend on the requirements of Huntington and its subsidiaries and affiliates. See “Use of Proceeds.”

Events of Default	We will issue the senior notes under a senior indenture, dated as of December 29, 2005, between us and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, as trustee (the “base indenture”), as amended or supplemented from time to time and as amended by the fifth supplemental indenture, dated as of August 21, 2023, and the eighth supplemental indenture, to be dated as of November 18, 2024, each between us and the trustee (collectively, the “indenture”). The modifications to the terms of our senior debt securities issued on or after August 21, 2023, including the senior notes, will include, among other things, limiting the circumstances under which the payment of the principal amount of such senior debt securities issued on or after August 21, 2023, including the senior notes, can be accelerated. See “Description of Notes—Senior Notes—Events of Default, Covenant Breaches, Notice and Waiver” in this prospectus supplement.

Form and Denomination

The senior notes will be offered in book-entry form through the facilities of The Depository Trust Company in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Investors may elect to hold interests in the senior notes through Clearstream Banking, société anonyme, or Euroclear Bank

S.A./N.V., as operator of the Euroclear System, if they are participants in these systems, or indirectly through organizations which are participants in these systems.

Listing	The senior notes will not be listed on any securities exchange.

Governing Law	The senior notes and the indenture pursuant to which we will issue the senior notes will be governed by the laws of the State of New York.

Risk Factors	See “Risk Factors” beginning on page S-11 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the senior notes.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Calculation Agent	The Bank of New York Mellon Trust Company, N.A.

Conflicts of Interest	Huntington Securities, Inc., our subsidiary, is participating in this offering of notes as an underwriter. Accordingly, this offering is being conducted in compliance with the provisions of FINRA Rule 5121. Huntington Securities, Inc. is not permitted to sell the senior notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the customer to which the account relates. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

SUMMARY OF THE SUBORDINATED NOTES OFFERING

The following summary contains basic information about the subordinated notes and this offering and is not intended to be complete. It does not contain all the information that you should consider before deciding whether to invest in the subordinated notes. For a complete understanding of the subordinated notes, you should read the section of this prospectus supplement titled “Description of Notes—Subordinated Notes.”

Issuer	Huntington Bancshares Incorporated, a Maryland corporation and a financial holding company.

Notes Offered	$600,000,000 aggregate principal amount of 6.141% Fixed-to-Fixed Rate Subordinated Notes due 2039 (the “ subordinated notes” and, together with the senior notes, the “notes”).

Issue Date	November 18, 2024 (the “subordinated notes Issue Date”).

Maturity Date	The subordinated notes will mature on November 18, 2039 (the “subordinated notes Maturity Date”), unless the subordinated notes are prior redeemed in whole or in part as described below under “Description of Notes—Subordinated Notes—Optional Redemption.”

Interest Rate	From (and including) the subordinated notes Issue Date to (but excluding) November 18, 2034 (the “subordinated notes Reset Date”) or the date of earlier redemption, the interest on the subordinated notes will be payable at a fixed rate of 6.141% per annum, and from and including the subordinated notes Reset Date to, but excluding, the subordinated notes Maturity Date at a rate per annum which will be the Five-year U.S. Treasury Rate (as defined herein) as of the subordinated notes Reset Determination Date (as defined herein) plus 1.700% per annum.

Interest Payment Dates	The subordinated notes will accrue interest and we will pay interest semi-annually on each May 18 and November 18, commencing on May 18, 2025, and ending on the subordinated notes Maturity Date (each, a “subordinated notes Interest Payment Date”).

Record Date	The fifteenth calendar day (whether or not a Business Day) preceding the related subordinated notes Interest Payment Date.

No Guarantees	The subordinated notes are not guaranteed by any of our subsidiaries. As a result, the subordinated notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Description of Notes—Subordinated Notes—Subordination.”

Ranking

The subordinated notes will be unsecured and subordinated in right of payment to the payment of our existing and future Senior Debt (as defined in the applicable indenture and described below under “Description of Notes—Subordinated Notes—Subordination”), will rank equal in right of payment to all of our existing and future indebtedness ranking on a parity with the subordinated notes and will be senior to any liabilities and other obligations by ours that rank junior and not equally with or prior to the subordinated notes. As of September 30, 2024, our subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $180 billion. All of such debt and other liabilities would rank structurally senior to the subordinated notes in case of liquidation or otherwise. As of September 30, 2024, Huntington Bancshares Incorporated (parent company only) had approximately $5 billion of outstanding senior debt and approximately $1 billion of outstanding subordinated and junior subordinated debt.

The indenture pursuant to which we will issue the subordinated notes does not limit the amount of additional indebtedness ranking senior to or pari passu with the indebtedness evidenced by the subordinated notes that we or our subsidiaries may incur.

Optional Redemption	We may at our option redeem the subordinated notes, in whole but not in part, during the three months prior to and including the subordinated notes Reset Date, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. See “Description of Notes—Subordinated Notes—Optional Redemption.”

We may also redeem the subordinated notes at any time prior to the subordinated notes Maturity Date, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve, to the extent such approval is then required under the rules of the Federal Reserve, within 90 days after the occurrence of a “Tax Event,” a “Tier 2 Capital Event” (each as defined in “Description of Notes—Subordinated Notes—Optional Redemption”) or if we are required to register as an investment company pursuant to the Investment Company Act of 1940 (the “1940 Act”), in each case, at a redemption price equal to 100% of the principal amount of the subordinated notes, plus any accrued and unpaid interest to, but excluding, the redemption date.

We may also redeem the subordinated notes, in whole or in part, on or after May 18, 2039 (six months prior to the subordinated notes Maturity Date), at any time and from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest thereon to the redemption date. See “Description of Notes—Subordinated Notes—Optional Redemption.”

Sinking Fund	There is no sinking fund for the subordinated notes.

Further Issuance	The subordinated notes will initially be limited to an aggregate principal amount of $600,000,000. We may, without your consent, increase the principal amount of the subordinated notes by issuing an unlimited principal amount of such additional subordinated notes in the future on the same terms and conditions as the subordinated notes offered hereby, except for any differences in the senior notes Issue Date, issue price and interest accrued prior to the date thereof, and with the same CUSIP number as the subordinated notes offered hereby; provided that if any additional subordinated notes are not fungible with the subordinated notes offered hereby for U.S. federal income tax purposes, such additional subordinated notes will be issued under a separate CUSIP number.

Use of Proceeds	The net proceeds to us from the sale of the subordinated notes, after the deduction of the underwriting discount and estimated expenses payable by us, will be approximately $595,675,000, and will be used by us for general corporate purposes. The precise amounts and timing of the application of proceeds will depend on the requirements of Huntington and its subsidiaries and affiliates. See “Use of Proceeds.”

Events of Default	We will issue the subordinated notes under a subordinated debt indenture, dated as of December 29, 2005, between us and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, as trustee (the “base indenture”), as supplemented by a third supplemental indenture, to be dated as of November 18, 2024, each between us and the trustee (collectively, the “indenture”).

Certain events of bankruptcy, insolvency or receivership relating to us will be events of default with respect to the subordinated notes.

If an event of default has occurred, the principal of and accrued but unpaid interest on the subordinated notes will automatically, and without any declaration or other action on the part of the trustee or any holder of subordinated notes, become immediately due and payable.

A default in the payment of principal of or interest on the subordinated notes or in our performance of any other obligation under the subordinated notes or the indenture will not constitute an event of default under the indenture and will not give rise to any right of acceleration.

See “Description of Notes—Subordinated Notes—Events of Default; Limitation on Suits.”

Form and Denomination

The subordinated notes will be offered in book-entry form through the facilities of The Depository Trust Company in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Investors may elect to hold interests in the subordinated notes through Clearstream Banking, société anonyme, or Euroclear Bank

S.A./N.V., as operator of the Euroclear System, if they are participants in these systems, or indirectly through organizations which are participants in these systems.

Listing	The subordinated notes will not be listed on any securities exchange.

Governing Law	The subordinated notes and the indenture pursuant to which we will issue the subordinated notes will be governed by the laws of the State of New York.

Risk Factors	See “Risk Factors” beginning on page S-11 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the subordinated notes.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Calculation Agent	The Bank of New York Mellon Trust Company, N.A.

Conflicts of Interest	Huntington Securities, Inc., our subsidiary, is participating in this offering of notes as an underwriter. Accordingly, this offering is being conducted in compliance with the provisions of FINRA Rule 5121. Huntington Securities, Inc. is not permitted to sell the subordinated notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the customer to which the account relates. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

RISK FACTORS

An investment in our notes involves certain risks. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in any forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

The notes are our obligations and not obligations of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors.

The notes are exclusively our obligations and not those of our subsidiaries. We are a holding company that conducts substantially all of our operations through our bank and non-bank subsidiaries. As a result, our ability to make payments on the notes will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. If we do not receive sufficient cash dividends and other distributions from our subsidiaries, it is unlikely that we will have sufficient funds to make payments on the notes.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to pay our obligations on the notes, whether by dividends, distributions, loans or other payments. In addition, any dividend payments, distributions, loans or advances to us by our subsidiaries in the future will require the generation of future earnings by our subsidiaries and may require regulatory approval. There are statutory and regulatory limitations on the payment of dividends by the Bank to us, as well as by us to our stockholders. The Bank may not, without prior regulatory approval, pay a dividend in an amount greater than its undivided profits. If the Bank is unable to make dividend payments to us and sufficient capital is not otherwise available, we may not be able to make principal and interest payments on our debt, including the notes.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise will generally be subject to the prior claims of creditors of that subsidiary. Your ability as a holder of the notes to benefit indirectly from that distribution also will be subject to these prior claims. The notes are not guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries, including deposits, which means that our subsidiaries’ creditors will be paid from our subsidiaries’ assets before holders of the notes would have any claims to those assets. Therefore, you should look only to our assets for payments on the notes. At September 30, 2024, the aggregate amount of all debt and other liabilities of our subsidiaries, including deposits, was approximately $180 billion. Our subsidiaries may incur additional debt and liabilities in the future, all of which would rank structurally senior to the notes. See “Capitalization” below for our outstanding debt as adjusted to give effect to this offering.

The notes will be effectively junior to all of our and our subsidiaries’ secured indebtedness.

The notes will be effectively subordinated to any of the existing and future secured debt we or our subsidiaries may incur, to the extent of the value of the assets securing such debt. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any debt that ranks ahead of the notes will be entitled to be paid in full from our assets before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the notes. As a result, if holders of the notes receive any payments, they may receive less, ratably, than holders of secured indebtedness.

There are limited covenants in the indenture pursuant to which we will issue the notes.

Neither we nor any of our subsidiaries is restricted from incurring additional debt or other liabilities, including additional senior debt, under the indenture pursuant to which we will issue the notes. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect to incur, from time to time, additional debt and other liabilities. In addition, we are not restricted under the indenture from granting security interests over our assets, except to the extent described under “Description of Notes—Merger, Consolidation or Sale of Assets” and “Description of Notes—Certain Covenants” in this prospectus supplement, or from paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Notes—Merger, Consolidation or Sale of Assets” and “Description of Notes—Certain Covenants” included in this prospectus supplement.

The notes are not insured or guaranteed by the FDIC or other governmental agency.

The notes are not savings accounts, deposits or other obligations of a bank and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality or any other person.

You may be unable to sell the notes because there is no public trading market for the notes.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or included in any automated quotation system. Consequently, the notes will be relatively illiquid and you may be unable to sell your notes. Although the representatives of the underwriters have advised us that, following completion of the offering of the notes, one or more of the underwriters currently intend to make a secondary market in the notes, they are not obligated to do so and may discontinue any market- making activities at any time without notice. Accordingly, a trading market for the notes may not develop or any such market may not have sufficient liquidity.

If a trading market for the notes develops, changes in our credit ratings or the debt markets could adversely affect the liquidity and market price of the notes.

If a trading market develops, the liquidity and prices of the notes will depend on many factors, including: (i) our credit ratings with major credit rating agencies; (ii) the prevailing interest rates being paid by other companies similar to us; (iii) our financial condition, financial performance and future prospects; and (iv) the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and may fluctuate in the future. Such fluctuations could have an adverse effect on the liquidity and price of the notes.

In addition, credit rating agencies periodically review their ratings and ratings methodologies for the companies that they follow, including us and the Bank. A negative change in ratings or outlook could have an adverse effect on the liquidity and price of the notes.

A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the credit rating agency at any time.

We may choose to redeem the notes prior to the applicable Maturity Date, but investors should not expect us to redeem the notes on the date the notes become redeemable or on any particular date after the notes become redeemable.

The notes have no mandatory redemption date, other than on the applicable Maturity Date, and are not redeemable at the option of investors. By their terms, the notes may be redeemed by us at our option as described below under “Description of Notes—Senior Notes—Optional Redemption” and “Description of Notes—Subordinated Notes—Optional Redemption.” Any decision we may make at any time to propose a redemption will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. Although the notes contain provisions designed to compensate you for the lost value of such notes if we redeem some or all of such notes prior to the applicable Maturity Date or the applicable par call date, such provisions only approximate this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security (including with comparable ratings) at an interest rate as high as the interest rate of the notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of notes.

The interest rate on the senior notes will reset from fixed to floating rates.

The interest rate on the senior notes will initially be a fixed-rate of interest per annum. However, the interest rates during the respective Floating Rate Periods will be reset on the respective Interest Determination Date such that the applicable per annum interest rate will be equal to the Benchmark (as defined under “Description of Notes”) plus the relevant spread. As a result, the interest rate in the Floating Rate Periods may be less than the initial interest rates and/or the interest rate that applies immediately prior to the relevant Interest Determination Date, which would affect the amount of any interest payments under the senior notes and, by extension, could affect their market value.

Events for which acceleration rights under the senior notes may be exercised are more limited than those available under the terms of our outstanding senior debt securities issued prior to August 21, 2023.

On August 21, 2023, we entered into a fifth supplemental indenture between us and the trustee, pursuant to which the terms of our senior debt securities issued pursuant to the senior indenture on or after August 21, 2023, including the senior notes, will be modified. The modifications to the terms of our senior debt securities issued pursuant to the senior indenture on or after August 21, 2023, including the senior notes, include, among other things, limiting the circumstances under which the payment of the principal amount of such senior debt securities issued on or after August 21, 2023 can be accelerated.

All or substantially all of our outstanding senior debt securities issued prior to August 21, 2023 (the “existing senior debt securities”) provide acceleration rights for nonpayment of principal, premium (if any), or interest and for certain events relating to our bankruptcy, insolvency or reorganization. The existing senior debt securities also provide acceleration rights for our failure to perform any other covenant or warranty in the indenture under which such existing senior debt securities were issued for 90 days after we have received written notice of such failure. In addition, the existing senior debt securities require a 30-day cure period before a nonpayment of interest becomes an event of default and acceleration rights become exercisable with respect to such nonpayment, but no such cure period for nonpayment of principal or premium, if any.

Under the fifth supplemental indenture, we modified the terms of our senior indenture so that payment of the principal amount of the senior notes may be accelerated only for (i) our failure to pay principal, premium (if any) or interest on the senior notes and, in each case, such nonpayment continues for 30 days after such payment is due or (ii) the occurrence of certain events of bankruptcy, insolvency or reorganization of us (but not the Bank). The principal amount of the senior notes may not be accelerated if we fail to perform any covenant or warranty (other than nonpayment of principal, premium (if any) or interest where such nonpayment continues for 30 days after such payment is due) after we have received written notice of such failure or if we fail to make a sinking fund payment.

As a result of these differing provisions, if we fail to perform any covenant (other than nonpayment of principal, premium (if any) or interest) that applies both to the senior notes and to any existing senior debt securities, the trustee and the holders of the existing senior debt securities would have acceleration rights that would not be available to the trustee or the holders of the senior notes offered hereby. In addition, if we fail to pay the principal of any existing senior debt securities when due, an event of default would occur immediately with respect to such existing senior debt securities (and the exercise of acceleration rights could proceed immediately in accordance with the provisions of the base indenture (as defined herein) and supplemental indenture under which such existing senior debt securities were issued), whereas, if we fail to pay the principal of the senior notes when due, the trustee and the holders of the senior notes must wait for the 30-day cure period to expire before such nonpayment of principal becomes an Event of Default and any acceleration rights are triggered with respect to such nonpayment. Any repayment of the principal amount of existing senior debt securities following the exercise of acceleration rights in circumstances in which such rights are not available to the holders of the senior notes could adversely affect our ability to make timely payments on the senior notes thereafter. These limitations on the rights and remedies of holders of the senior notes could adversely affect the market value of the senior notes, especially during times of financial stress for us or our industry.

Holders of the notes could be at greater risk for being structurally subordinated if we sell or convey all or substantially all of our assets to one or more of our majority-owned subsidiaries.

If we sell or convey all or substantially all of our assets to one or more of our direct or indirect majority-owned subsidiaries, under the senior indenture, as supplemented by the fifth and eighth supplemental indentures, and under the subordinated debt indenture, as supplemented by the third supplemental indenture, such subsidiary or subsidiaries will not be required to assume our obligations under the notes, and we will remain the sole obligor on the notes. In such event, creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while holders of the notes would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such assets. See “Description of Notes—Senior Notes—Merger, Consolidation or Sale of Assets” and “Description of Notes—Subordinated Notes—Merger, Consolidation or Sale of Assets” in this prospectus supplement.

The interest rate on the subordinated notes will reset on the subordinated notes Reset Date and may result in an interest rate that is less than the initial fixed annual rate of 6.141% in effect until the subordinated notes Reset Date.

The interest rate on the subordinated notes on and after the subordinated notes Reset Date will equal the Five-year U.S. Treasury Rate as of the subordinated notes Reset Determination Date, plus 1.700% per annum. Therefore, the interest rate on the subordinated notes on and after the subordinated notes Reset Date could be more or less than the initial fixed rate of 6.141%. We have no control over the factors that may affect U.S. Treasury Rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. Treasury Rates.

The historical Five-year U.S. Treasury Rates are not an indication of future Five-year U.S. Treasury Rates.

In the past, U.S. Treasury Rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time, and you should not take the historical U.S. Treasury Rates as an indication of future rates.

Our obligations under the subordinated notes will be unsecured and subordinated.

Our obligations under the subordinated notes will be unsecured and subordinated in right of payment to all of our existing and future Senior Debt (as defined herein), which includes, among other things, our debt to general creditors. As of September 30, 2024, we had approximately $7.6 billion of Senior Debt, approximately $3.3 billion of indebtedness ranking on a parity with the subordinated notes and approximately $4.8 billion of indebtedness ranking junior to the subordinated notes, including our junior subordinated debentures or indentures, as applicable, issued to our statutory trusts. As of that date, we had a total consolidated indebtedness of $15.7 billion, including $10.1 billion of indebtedness of our subsidiaries. We may incur substantial other indebtedness, including additional Senior Debt and indebtedness ranking on a parity with the subordinated notes, in the future. The indenture governing the subordinated notes does not contain any limitation on the amount of debt or other obligations ranking senior to or pari passu with the indebtedness evidenced by the subordinated notes that we may incur hereafter.

Risks Relating to the Benchmark for the Senior Notes

SOFR is a relatively new market index, and the adoption of Compounded SOFR Index Rate by the Issuer and the market is uncertain.

To avoid the problems associated with the potential manipulation and financial stability risks of interbank offered rates (“IBORs”), regulatory authorities in a number of key jurisdictions are requiring financial markets to transition away from IBORs to near risk-free rates (“RFRs”). Investors should be aware that the market continues to develop in relation to RFRs as reference rates in the capital markets. Market participants and relevant working groups are exploring alternative reference rates which seek to measure the market’s forward expectation of such rates over a designated term.

For each Floating Rate Interest Period, the interest rate on the senior notes is based on a compounded SOFR index rate calculated using the formula described in “Description of Notes” below. Since SOFR is a relatively new market rate, the senior notes may have no established trading market when issued, and an established trading market may never develop or may not be very liquid. If SOFR does not prove to be widely used in securities like the senior notes, the trading price of the senior notes may be lower than those of debt securities linked to rates that are more widely used. The senior notes may not be able to be sold or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions and the formula and related conventions described in “Description of Notes” below to calculate Compounded SOFR Index Rate for the senior notes, may evolve over time, and trading prices of the senior notes may be lower than those of later-issued SOFR-linked debt securities which contain more settled and different market terms as a result. In particular, the Issuer may in the future also issue securities referencing SOFR that differ materially in terms of interest determination when compared with any previous SOFR-referenced securities, including the senior notes. Additionally, the nascent development of SOFR as an interest reference rate, as well as continued development of other SOFR-based rates (such as weighted average SOFR and term SOFR), market infrastructure for adopting such rates, and proposed legislative solutions to the market price of any compounded SOFR index-referenced securities are all uncertain. The manner of adoption or application of SOFR-based rates in one market may differ materially compared with the application and adoption of SOFR-based rates in other markets, such as the derivatives and loan markets, including the manner of adoption or application by the Issuer.

You should carefully consider how any mismatch between the adoption of SOFR-based reference rates across these markets may impact any hedging or other financial arrangements that you may put in place in connection with any acquisition, holding or disposal of the senior notes.

Historical levels of SOFR are not an indication of its future levels.

The NY Federal Reserve began to publish SOFR in April 2018 and the SOFR Index in March 2020 and has published modeled, pre-publication estimates of SOFR going back to 2014. Such pre-publication estimates inherently involve assumptions, estimates and approximations. Hypothetical or historical performance data and trends are not indicative of, and have no bearing on, the potential performance of SOFR and therefore you should not rely on any such data or trends as an indicator of future performance. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates. As a result, the return on and value of SOFR-linked debt securities may fluctuate more than floating rate debt securities that are linked to less volatile rates. The future performance of SOFR is impossible to predict, and therefore no future performance of SOFR should be inferred from any hypothetical or historical data or trends.

Compounded SOFR Index Rate with respect to a particular Floating Rate Interest Period will only be capable of being determined near the end of the relevant Floating Rate Interest Period.

The level of Compounded SOFR Index Rate applicable to a particular Floating Rate Interest Period and, therefore, the amount of interest payable with respect to such Floating Rate Interest Period will be determined on the Interest Determination Date for such Floating Rate Interest Period. Because each such date is near the end of such Floating Rate Interest Period, you will not know the amount of interest payable with respect to a particular Floating Rate Interest Period until shortly prior to the related Floating Rate Period Interest Payment Date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such Floating Rate Period Interest Payment Date. In addition, some investors may be unwilling or unable to trade the senior notes without changes to their information technology systems, which could adversely impact the liquidity and trading price of the senior notes.

SOFR is not expected to be comparable to U.S. dollar LIBOR.

RFRs such as SOFR may differ from IBORs in a number of material respects. In particular, in the majority of relevant jurisdictions, the chosen RFR is an overnight rate (for example, SOFR in respect of U.S. dollars, the Sterling Overnight Index Average (“SONIA”) in respect of sterling and the euro short-term rate in respect of euros), with the interest rate for a relevant period calculated on a backward looking (compounded or simple weighted average) basis, rather than on the basis of a forward-looking term. As such, investors should be aware that RFRs may behave materially differently from LIBOR, EURIBOR and other IBORs as interest reference rates for the senior notes.

In particular, the composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR, and the performance of the senior notes is not expected to be comparable to LIBOR-linked securities. SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions and is not the economic equivalent of U.S. dollar LIBOR. While SOFR is a secured rate, U.S. dollar LIBOR is an unsecured rate. While Compounded SOFR Index Rate is a backward-looking rate based on an overnight rate, U.S. dollar LIBOR is a forward-looking rate that represents interbank funding for a specified term. As a result, there can be no assurance that SOFR, or SOFR-based securities such as the senior notes, will perform in the same way as U.S. dollar LIBOR, or LIBOR-based securities, would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

Compounded SOFR Index Rate will not be the SOFR rate published on or for a particular day during such Floating Rate Interest Period or an average of SOFR rates during such Floating Rate Interest Period. If the SOFR rate for a particular U.S. Government Securities Business Day during an Observation Period is negative, the inclusion of such SOFR value in the calculation of Compounded SOFR Index Rate will reduce the interest rate and the interest payable for such Floating Rate Interest Period; provided that in no event will the interest payable on the senior notes be less than zero.

SOFR may be modified or discontinued by its administrator.

SOFR is a relatively new rate, and the NY Federal Reserve (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR (which may include withdrawing, suspending or discontinuing the calculation or dissemination of SOFR). The NY Federal Reserve may make any or all of these changes in its sole discretion and without notice, and it has no obligation to consider the interests of holders of the senior notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR. Because SOFR is published by the NY Federal Reserve based on data received from other sources, the Issuer has no control over its determination, calculation or publication.

There can be no guarantee that SOFR will not be modified or discontinued in a manner that is materially adverse to you. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction or elimination of the amount of interest payable on the senior notes and a reduction in their trading prices.

Uncertainty relating to the regulation of benchmarks may adversely affect the value of the senior notes.

SOFR and other interest rates or other types of rates and indices which are deemed to be “benchmarks” are the subject of ongoing national and international regulatory discussions and proposals for reform. Some of these reforms are already effective, while others are still to be implemented. Following the implementation of any such reforms, the manner of administration of benchmarks, including SOFR, may change, with the result that they may perform differently than in the past, or the benchmark could be eliminated entirely, or there could be other consequences that cannot be predicted. Any of the foregoing may have an adverse effect on the value of the senior notes.

Interest on the senior notes during the Floating Rate Period will be calculated using the Benchmark Replacement if a Benchmark Transition Event occurs.

To the extent SOFR is discontinued or is no longer quoted, floating interest rates will be determined using the alternative methods described under “Description of Notes—Senior Notes—Interest—Benchmark Transition Provisions.” In particular, if we or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred, we or our designee (in consultation with us) will use the Benchmark Replacement for the purposes of determining the floating interest rates, as well as to make certain changes to the manner in which floating interest rates are calculated or determined (in consultation with the calculation agent).

This Benchmark Replacement may result in interest payments that are lower than, or that do not otherwise correlate over time with, the payments that would have been made on the senior notes if SOFR was available in its current form. Additionally, if SOFR is no longer calculated or administered and no Benchmark Replacement is calculated (including because the same costs and risks that may lead to the discontinuation or unavailability of SOFR make the Benchmark Replacement impossible or impracticable to determine), the floating interest rate on the senior notes may accrue at the same rate as the immediately preceding Floating Rate Interest Period (or, in the case of the initial Floating Rate Interest Period, the Initial Interest Rate), effectively converting the senior notes (during the Floating Rate Period) into fixed rate instruments. Due to the uncertainty concerning the availability of benchmark replacements, the relevant fallback provisions may not operate as intended at the relevant time. Any of the foregoing may have an adverse effect on the value of the senior notes.

The rate of interest on the senior notes during the Floating Rate Period may be determined by reference to a Benchmark Replacement even if SOFR continues to be published, which could adversely affect the value of the senior notes.

If a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to SOFR, the rate of interest on the senior notes during the Floating Rate Period will thereafter be determined by reference to the Benchmark Replacement. A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of SOFR announcing that SOFR is no longer representative. The rate of interest on the senior notes may therefore cease to be determined by reference to SOFR, and instead be determined by reference to the Benchmark Replacement, even if SOFR continues to be published. Such rate may be lower than SOFR for so long as SOFR continues to be published, and the value of and return on the senior notes may be adversely affected.

Any Benchmark Replacement will likely be a relatively new market index that may be altered or discontinued.

The Benchmark Transition Provisions specify a “waterfall” of alternative rates that may become the Benchmark Replacement. These alternative rates are uncertain and no market convention currently exists, or may ever exist, for their determination. For example, the ISDA Fallback Rate, which is the rate referenced in the ISDA Definitions that is to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor, has not been established as of the date hereof. Even after the ISDA Fallback Rate is initially determined, ISDA Definitions and the ISDA Fallback Rate may change over time. Uncertainty surrounding the establishment of market conventions related to the calculation of the ISDA Fallback Rate and other alternative rates, and whether any of the alternative rates is a suitable replacement or successor for SOFR, may adversely affect the value of and return on the senior notes.

The Benchmark Transition Provisions provide for a Benchmark Replacement Adjustment to be added to the Unadjusted Benchmark Replacement in order to make the Unadjusted Benchmark Replacement more comparable to SOFR. However, such adjustment will not necessarily make the Unadjusted Benchmark Replacement equivalent to SOFR. In particular, the Benchmark Replacement Adjustment may be a onetime adjustment, so such adjustment above the applicable Unadjusted Benchmark Replacement may not respond to changes in unsecured bank credit risk or other market conditions on a periodic basis.

Further, (i) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the senior notes, (ii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be able to be predicted based on historical performance, (iii) the secondary trading market for debt securities linked to the Benchmark Replacement may be limited and (iv) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and would not have any obligation to consider the interests of holders of notes in doing so.

We or our designee (after consulting with us) may make determinations with respect to the senior notes that could affect the value of and return on the senior notes.

We or our designee (in consultation with us) may make certain determinations with respect to the senior notes as further described in this prospectus supplement that may adversely affect the value of and return on the senior notes. In particular, if a Benchmark Transition Event and related Benchmark Replacement Date occur, we or our designee (in consultation with us) will determine the Benchmark Replacement and the Benchmark Replacement Adjustment and can make Benchmark Replacement Conforming Changes in connection with the implementation of the applicable Benchmark Replacement as described below under “Description of Notes—Senior Notes—Interest—Benchmark Transition Provisions.” These determinations may require the exercise of discretion and the making of subjective judgments (such as, for example, determining the occurrence or non-occurrence of a Benchmark Transition Event).

Benchmark Replacements and Benchmark Replacement Adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the Alternative Reference Rates Committee convened by the Federal Reserve and the NY Federal Reserve), (ii) ISDA, or (iii) in certain circumstances, us (or one of our affiliates). In addition, the Benchmark Transition Provisions expressly authorize us or our designee (in consultation with us) to make Benchmark Replacement Conforming Changes with respect to, among other things, the determination of Floating Rate Interest Periods and the timing and frequency of determining rates and making payments of interest; in each case that we or our designee (in consultation with us) determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee (in consultation with us) decides that implementation of any portion of such market practice is not administratively feasible or determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (in consultation with us) determines is appropriate (acting in good faith)).

Any determination, decision or election that may be made by us or our designee (after consulting with us) pursuant to the Benchmark Transition Provisions will, in each case, become effective without consent from the holders of the senior notes or any other party. Any designee that we may appoint in connection with these determinations may be our affiliate. When performing such functions, potential conflicts of interest may exist between us, our designee or the calculation agent and holders of the senior notes. All determinations by us or our designee (after consulting with us) will be conclusive for all purposes and binding on us and holders of the senior notes absent manifest error. In making these potentially subjective determinations, we, our designee or the calculation agent may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on the senior notes. Because the Benchmark Replacement is uncertain, we or our designee (in consultation with us) are likely to exercise more discretion in respect of calculating interest payable on the senior notes during the Floating Rate Period than would be the case in the absence of a Benchmark Transition Event and related Benchmark Replacement Date. Neither they nor we will have any obligation to consider your interests as a holder of the senior notes in taking any action that might affect the value of the senior notes.

The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest payable on the senior notes, which could adversely affect the return on, value of and market for such notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

CAPITALIZATION

The following table sets forth Huntington’s consolidated cash and cash equivalents and consolidated capitalization as of September 30, 2024, on an actual basis and on an adjusted basis giving effect to the issuance and sale of the notes offered by this prospectus supplement and the use of the net proceeds from the sale of the notes as described under “Use of Proceeds” in this prospectus supplement, after deducting the underwriting discounts and commissions and our other offering fees and expenses. You should read the following table together with “Use of Proceeds” and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Huntington’s consolidated financial statements and notes thereto included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

(dollar amounts in millions, except number of shares)	September 30, 2024 (actual)	September 30, 2024 (adjusted)
Cash and cash equivalents	$12,585	$14,323

Liabilities
Deposits	$158,351	$158,351
Short-term borrowings	868	868
Long-term debt[1]	15,656	17,394
Other liabilities	5,008	5,008

Total liabilities	$179,883	$181,621

Shareholders’ equity[2]
Serial Preferred stock—authorized 6,617,808 shares:
Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, $1,000 liquidation preference per share, 35,500 authorized and outstanding on an actual basis and on an adjusted basis	23	23
5.700% Series E Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, $100,000 liquidation preference per share, 4,087 authorized and 4,087 outstanding on an actual basis and on an adjusted basis[3]	405	405
5.625% Series F Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, $100,000 liquidation preference per share, 5,000 authorized and outstanding on an actual basis and on an adjusted basis	494	494
4.450% Series G Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, $100,000 liquidation preference per share, 5,000 authorized and outstanding on an actual basis and on an adjusted basis	494	494
4.500% Series H Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, $1,000 liquidation preference per share, 500,000 authorized and outstanding on an actual basis and on an adjusted basis	486	486
5.70% Series I Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, $25,000 liquidation preference per share, 7,000 authorized and outstanding on an actual basis and on an adjusted basis	175	175
6.875% Series J Non-Cumulative Perpetual Preferred Stock , par value $0.01 per share, $1,000 liquidation preference per share, 325,000 authorized and outstanding on an actual basis and on an adjusted basis	317	317
Common stock, par value $0.01 per share, 2,250,000,000 authorized, 1,459,985,766 issued and 1,452,811,392 outstanding	15	15
Capital surplus	15,455	15,455
Less treasury shares, at cost	(89)	(89)
Accumulated other comprehensive income (loss)	(2,104)	(2,104)
Retained earnings	4,935	4,935

Total Huntington Bancshares Inc. shareholders’ equity	20,606	20,606
Non-controlling interest	46	46

Total equity	20,652	20,652

Total liabilities and equity	$200,535	$202,273

[1]

On November 8, 2024, the Bank delivered notice to holders of its 5.699% Fixed-to-Floating Rate Senior Notes due November 18, 2025, that it intends to redeem on November 18, 2024 all such outstanding notes (an aggregate principal amount of $1,066,091,000 outstanding out of $1,100,000,000 originally issued).

[2]	We currently have 2,500 shares of 6.250% Series D Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share authorized, of which none are outstanding.
[3]	On October 15, 2024, all outstanding shares of Series E Preferred Stock were redeemed.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $1,738,075,000 after the deduction of the underwriting discount and estimated expenses payable by us. We intend to use the net proceeds of the offering for general corporate purposes. The precise amounts and timing of the application of proceeds will depend on the requirements of Huntington and its subsidiaries and affiliates.

DESCRIPTION OF NOTES

Senior Notes

General

The senior notes will be a series of our senior debt securities. The senior notes will be issued under a senior indenture, dated as of December 29, 2005, between us and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, a national banking association, as trustee, as amended or supplemented from time to time and as amended by the fifth supplemental indenture, dated as of August 21, 2023, and the eighth supplemental indenture, to be dated as of November 18, 2024, each between us and the trustee. Throughout this section of the description of notes, we refer to both the senior indenture as the “base indenture” and the base indenture and supplemental indentures together as the “indenture.” The following description of the senior notes may not be complete and is subject to and qualified in its entirety by reference to the indenture. Wherever we refer to particular sections or defined terms of the indenture, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus supplement.

The senior notes will be issued in fully registered book-entry form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply for the listing of the senior notes on any securities exchange. The senior notes will be unsecured and unsubordinated and will rank equally among themselves and with all of our other unsecured and unsubordinated indebtedness. The senior notes will not be guaranteed by any of our subsidiaries. Our subsidiaries may, without notice or consent of the holders of the senior notes, incur additional debt or liabilities in the future, all of which would rank structurally senior to the senior notes. Huntington may from time to time, without notice or consent of the holders of the senior notes, incur additional senior indebtedness ranking equally with the senior notes, as well as additional subordinated indebtedness ranking junior to the senior notes. As of September 30, 2024, the aggregate amount of all debt and other liabilities of our subsidiaries, including deposits, was approximately $180 billion.

Because we are a holding company, our rights and the rights of our creditors, including holders of the senior notes, to participate in the assets of any of our subsidiaries upon the liquidation or reorganization of any of our subsidiaries will be subject to prior claims of the creditors of any such subsidiary, including, in the case of the Bank, its depositors, except to the extent that we are a creditor of such subsidiary with recognized claims against the subsidiary. Claims on our subsidiaries by creditors other than us may include claims with respect to long-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations.

The senior notes will be subject to defeasance under the conditions described below in “—Discharge, Defeasance and Covenant Defeasance.”

The senior notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

We will initially issue $1,150,000,000 aggregate principal amount of fixed-to-floating rate senior notes due 2031 (the “notes”). We may, without the consent of the holders of the senior notes, increase the principal amount of the senior notes by issuing such additional notes in the future with the same terms and conditions, except for any differences in the issue date, the issue price and interest accrued prior to the date of issuance of such additional notes, and with the same CUSIP number as the senior notes offered by this prospectus supplement; provided that if any such additional notes are not fungible with the senior notes offered by this prospectus supplement for U.S. federal income tax purposes, such additional notes will be issued under a separate CUSIP number. The senior notes offered by this prospectus supplement and any additional notes of such series would rank equally and ratably and would be treated as a single series for all purposes under the indenture.

The senior notes will mature at 100% of their principal amount on January 15, 2031 (the “senior notes Maturity Date”), unless earlier redeemed or repaid as described below under “—Optional Redemption.” The senior notes will not be subject to repayment at the option of the holder at any time prior to the senior notes Maturity Date and will not be entitled to any sinking fund.

Payments of principal and interest to owners of the book-entry interests described below are expected to be made in accordance with the procedures of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System.

Interest

From (and including) November 18, 2024 (the “senior notes Issue Date”) to (but excluding) January 15, 2030 (the “Fixed Rate Period”), interest on the senior notes will be payable at a rate of 5.272% per annum (the “Initial Interest Rate”). With respect to the Fixed Rate Period, interest on the senior notes will be payable semi-annually in arrears on each January 15 and July 15, commencing on January 15, 2025, and ending on January 15, 2030 (each, a “Fixed Rate Period Interest Payment Date”).

From (and including) January 15, 2030 to (but excluding) the senior notes Maturity Date or date of redemption or repayment (the “Floating Rate Period”), the interest rate on the senior notes will be equal to the Benchmark (as defined below) plus 127.6 basis points per annum (the “Spread”). During the Floating Rate Period, interest on the senior notes will be payable quarterly in arrears on April 15, 2030, July 15, 2030, October 15, 2030 and on the senior notes Maturity Date or date of redemption or repayment (each, a “Floating Rate Period Interest Payment Date”).

Fixed Rate Period:

•	Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

•

If any scheduled Fixed Rate Period Interest Payment Date is not a Business Day, any payment of principal and interest will be postponed to the next day that is a Business Day, but interest on that payment will not accrue during the period from and after the scheduled Fixed Rate Period Interest Payment Date.

Floating Rate Period:

•

Interest will be computed for the period beginning on (and including) a Floating Rate Period Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Period Interest Payment Date or the senior notes Maturity Date or date of redemption or repayment (each, a “Floating Rate Interest Period”); provided that the first Floating Rate Interest Period for the senior notes will begin on (and include) January 15, 2030 and will end on (but exclude) the first Floating Rate Period Interest Payment Date.

•

The interest rate on the senior notes will be calculated quarterly on the second U.S. Government Securities Business Day preceding the applicable Floating Rate Period Interest Payment Date, except as described below (the “Interest Determination Date”). In no event will the interest payable on the senior notes be less than zero. Interest will be computed on the basis of the actual number of days in each Floating Rate Interest Period and a 360-day year. The amount of accrued interest payable on the senior notes for each Floating Rate Interest Period will be computed by multiplying (i) the outstanding principal amount of the senior notes by (ii) the product of (a) the interest rate for the relevant Floating Rate Interest Period multiplied by (b) the quotient of the actual number of calendar days in the applicable Floating Rate Interest Period relating to such Floating Rate Interest Period divided by 360.

•

If any scheduled Floating Rate Period Interest Payment Date (other than the senior notes Maturity Date) is not a Business Day, such Floating Rate Period Interest Payment Date will be postponed to the next day that is a Business Day; provided that if that Business Day falls in the next succeeding calendar month, such Floating Rate Period Interest Payment Date will be the immediately preceding Business Day. If any such Floating Rate Period Interest Payment Date (other than the senior notes Maturity Date) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Rate Period Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Floating Rate Period Interest Payment Date.

If the senior notes Maturity Date or date of redemption or repayment of the senior notes is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the senior notes Maturity Date or date of redemption or repayment of the senior notes. If a date of redemption or repayment of the senior notes falls within the Floating Rate Period but does not occur on a Floating Rate Period Interest Payment Date, (i) the related Interest Determination Date shall be deemed to be the date that is two U.S. Government Securities Business Days prior to such date of redemption or repayment, (ii) the related Observation Period shall be deemed to end on (and exclude) the second U.S. Government Securities Business Day falling prior to such date of redemption or repayment, (iii) the Floating Rate Interest Period will be deemed to be shortened accordingly and (iv) corresponding adjustments will be deemed to be made to the Compounded SOFR Index Rate formula (or applicable benchmark).

The regular record dates for the senior notes will be the fifteenth calendar day preceding each Floating Rate Period Interest Payment Date or Fixed Rate Period Interest Payment Date, as applicable, whether or not a Business Day.

Calculation of the Benchmark

The “Benchmark” means, initially, the Compounded SOFR Index Rate; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the Benchmark Replacement.

“Compounded SOFR Index Rate” means, in relation to a Floating Rate Interest Period, the rate computed by the calculation agent in accordance with the following formula:

Where:

“d” is the number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (being the number of calendar days in the Observation Period);

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant Floating Rate Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the Floating Rate Period Interest Payment Date relating to such Floating Rate Interest Period;

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)	the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at the SOFR Determination Time; provided that:

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Determination Time, then (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR Index Rate shall be the rate determined pursuant to the “SOFR Index Unavailability” provisions below or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of SOFR, then Compounded SOFR Index Rate shall be the rate determined pursuant to the “Benchmark Transition Provisions” below.

“SOFR” means, with respect to any U.S. Government Securities Business Day, the rate determined by the calculation agent in accordance with the following provisions:

(1)

the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the NY Federal Reserve’s website on the immediately following U.S. Government Securities Business Day at the SOFR Determination Time;

(2)

if the rate does not so appear, the Secured Overnight Financing Rate published on the NY Federal Reserve’s website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the NY Federal Reserve’s website.

“NY Federal Reserve’s website” means the website of the Federal Reserve Bank of New York (the “NY Federal Reserve”), currently at http://www.newyorkfed.org, or any successor website of the NY Federal Reserve or the website of any successor administrator of the Secured Overnight Financing Rate. The foregoing website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated herein or therein.

“Observation Period” means, in respect of each Floating Rate Interest Period, the period from (and including) the day falling two U.S. Government Securities Business Days prior to the first day of the relevant Floating Rate Interest Period to (but excluding) the day falling two U.S. Government Securities Business Days prior to the relevant Floating Rate Period Interest Payment Date for such Floating Rate Interest Period.

“SOFR Administrator” means the NY Federal Reserve (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the NY Federal Reserve, currently at http://www.newyorkfed.org, or any successor source. The foregoing website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated herein or therein.

“SOFR Determination Time” means, with respect to any U.S. Government Securities Business Day, 3:00 p.m. (New York City time) on such U.S. Government Securities Business Day.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding clauses (1) and (2) of the definition of “SOFR” above, if we or our designee (in consultation with us) determine on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the “Benchmark Transition Provisions” set forth below will thereafter apply to all determinations of the rate of interest payable on the senior notes during the Floating Rate Period.

In accordance with and subject to the Benchmark Transition Provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period on the senior notes during the Floating Rate Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the Spread.

“designee” means our affiliate or any other agent.

“Reference Time” means (1) if the Benchmark is Compounded SOFR Index Rate, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR Index Rate, the time determined by us or our designee (in consultation with us) in accordance with the Benchmark Replacement Conforming Changes.

SOFR Index Unavailability

If SOFR IndexStart or SOFR IndexEnd is not published on the relevant Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR Index Rate” will mean, for the relevant interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information (or such successor website). For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Benchmark Transition Provisions

If we or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, the applicable Benchmark Replacement will replace the then- current Benchmark for all purposes relating to the senior notes during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates; provided that, if we or our designee (in consultation with us) are unable to or do not determine a Benchmark Replacement in accordance with the provisions below prior to 5:00 p.m. (New York time) on the relevant Interest Determination Date, the interest rate for the related Floating Rate Interest Period will be equal to the interest rate in effect for the immediately preceding Floating Rate Interest Period or, in the case of the Interest Determination Date prior to the first Floating Rate Period Interest Payment Date, the Initial Interest Rate.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee (in consultation with us) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

In connection with the implementation of a Benchmark Replacement, we or our designee (in consultation with us) will have the right to make changes to (1) any Interest Determination Date, Floating Rate Period Interest Payment Date, Reference Time, business day convention or Floating Rate Interest Period, (2) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the senior notes during the Floating Rate Period and the conventions relating to such determination and calculations with respect to interest, (3) rounding conventions, (4) tenors and (5) any other terms or provisions of the senior notes during the Floating Rate Period, in each case that we or our designee (in consultation with us) determine, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee (in consultation with us) decide that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (in consultation with us) determine is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming

Changes”). Any Benchmark Replacement Conforming Changes will apply to the senior notes for all future Floating Rate Interest Periods.

We will promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the trustee, the paying agent, the calculation agent and the holders of notes; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

All determinations, decisions, elections and any calculations made by us or our designee for the purposes of determining the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes will be conclusive and binding on the holders of notes, us, the calculation agent, the trustee and the paying agent, absent manifest error. If made by our designee, such determinations, decisions, elections and calculations will be made after consulting with us, and our designees will not make any such determination, decision, election or calculation to which we object. Notwithstanding anything to the contrary in the Indenture or the senior notes, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from the holders of notes or any other party.

Any determination, decision or election relating to the Benchmark will be made by us on the basis described above. The calculation agent shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the determination of the Benchmark.

Notwithstanding any other provision of “Benchmark Transition Provisions” set forth above, no Benchmark Replacement will be adopted, nor will the applicable Benchmark Replacement Adjustment be applied, nor will any Benchmark Replacement Conforming Changes be made, if in our determination, the same could reasonably be expected to prejudice the qualification of the senior notes as eligible liabilities or loss absorbing capacity instruments for the purposes of the Relevant Rules.

Agreement with Respect to the Benchmark Replacement

By its acquisition of the senior notes, each holder of the senior notes (including each holder of a beneficial interest in the senior notes) and, in the case of (ii) and (iii) below, we (i) acknowledges, accepts, consents and agrees to be bound by our or our designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such holder of the senior notes, (ii) will waive any and all claims, in law and/or in equity, against the trustee, the paying agent and the calculation agent or our designee for, agree not to initiate a suit against the trustee, the paying agent and the calculation agent or our designee in respect of, and agree that none of the trustee, the paying agent or the calculation agent or our designee will be liable for, the determination of or our failure or delay (including any failure to perform their duties as a result of our failure or delay) to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, and any losses suffered in connection therewith and (iii) will agree that none of the trustee, the paying agent or the calculation agent or our designee will have any obligation to determine, confirm or verify any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes (including any adjustments thereto), including in the event of any failure or delay by us to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes.

Except as set forth therein, all percentages resulting from any calculation of any interest rate for the senior notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

Definitions

Capitalized terms used but not otherwise defined herein shall have the following meanings:

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero) that has been (i) selected or recommended by the Relevant Governmental Body or (ii) determined by us or our designee (in consultation with us) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee (in consultation with us) giving due consideration to industry-accepted spread adjustments (if any), or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then- current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustments) as the applicable tenor for the then-current Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA.

“Relevant Governmental Body” means the Federal Reserve and/or the NY Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve and/or the NY Federal Reserve or any successor thereto.

“Relevant Rules” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage, total loss absorbing capacity (“TLAC”), or regulatory long term debt requirements) then in effect in the U.S. and applicable to us from time to time and any regulations, requirements, guidelines and policies relating to capital adequacy adopted from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to us or to us and any of our holding or subsidiary companies or any subsidiary of any such holding company).

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Ranking

The senior notes will be senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness and will be effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries. Because we are a holding company, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus the ability of a holder of notes to benefit indirectly from such distribution, is subject to prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries, including the Bank, may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the senior notes or to provide us with funds to pay our obligations on the senior notes, whether by dividends, distributions, loans or other payments. Our subsidiaries may, without notice or consent of the holders of the senior notes, incur additional debt and liabilities in the future, all of which would rank structurally senior to the senior notes. As of September 30, 2024, our subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $180 billion. All of such debt and other liabilities would rank structurally senior to the senior notes in case of liquidation or otherwise. As of September 30, 2024, Huntington Bancshares Incorporated (parent company only) had approximately $5 billion of outstanding senior debt and approximately $1 billion of outstanding subordinated and junior subordinated debt.

Optional Redemption

On or after May 17, 2025 (180 days after the senior notes Issue Date) (or, if additional notes are issued, beginning 180 days after the issue date of such additional notes), and, prior to January 15, 2030 (one year prior to the senior notes Maturity Date (the “senior notes First Par Call Date”)), we may redeem the senior notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the senior notes matured on the senior notes First Par Call Date) on a semi- annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the senior notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On the senior notes First Par Call Date, we may redeem the senior notes, in whole but not in part, or on or after December 15, 2030 (one month prior to the senior notes Maturity Date), in whole or in part, at any time and from time to time, in each case at a redemption price equal to 100% of the principal amount of the senior notes being redeemed plus accrued and unpaid interest thereon to the redemption date. “Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Federal Reserve), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Federal Reserve designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the senior notes First Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the senior notes First Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Par Call Date, as applicable. If there is no United States Treasury security maturing on the senior notes First Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the senior notes First Par Call Date, one with a maturity date preceding the senior notes First

Par Call Date and one with a maturity date following the senior notes First Par Call Date, we shall select the United States Treasury security with a maturity date preceding the senior notes First Par Call Date. If there are two or more United States Treasury securities maturing on the senior notes First Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 5 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the senior notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the senior notes are held by DTC (or another depositary), the redemption of the senior notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the senior notes or portions thereof called for redemption.

Neither the trustee nor the Calculation Agent shall be responsible for or have any responsibility to determine or make any calculations in connection with any redemption.

Merger, Consolidation or Sale of Assets

We may consolidate with, or sell, lease or otherwise transfer all or substantially all of our assets to, or merge with or into, any other corporation, trust or other entity, provided that:

•

we are the survivor in the merger, or the survivor, if not us, (1) is a corporation organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and (2) expressly assumes by supplemental indenture the due and punctual payment of the principal of and interest on all of the outstanding notes and the due and punctual performance and observance of all of the covenants and conditions to be performed by us contained in the indenture;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction, as having been incurred by us or the subsidiary at the time of the transaction, no covenant breach under the indenture, and no event which, after notice or the lapse of time, or both, would become a covenant breach, shall have occurred and be continuing;

•

if, as a result of the transaction, our property or assets would be subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted under the indenture, we or such successor person, as the case may be, shall take steps to secure the senior notes equally and ratably with all indebtedness secured in the transaction; and

•

we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer of our properties and assets complies with the indenture and that all conditions precedent to such consolidation, merger or transfer of properties and assets have been complied with.

Upon any such consolidation, merger, or sale, the successor corporation formed, or into which we are merged or to which we are sold, shall succeed to, and be substituted for, us under the indenture.

The foregoing requirements do not apply in the case of merger, consolidation or sale of assets to one or more entities that are direct or indirect subsidiaries in which we or one or more subsidiaries owns more than 50% of the combined voting power. As a result, if we were to undertake such a transaction, such subsidiary or subsidiaries would not be required to assume our obligations under the senior notes and we would remain the sole obligor on the senior notes.

This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger or consolidation or transfer of all or substantially all of our assets. There are no covenants or other provisions in the indenture providing for a put or increased interest or that would otherwise afford holders of the senior notes additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.

Certain Covenants

Maintenance of Properties. We will cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair, and working order and supplied with all necessary equipment and we will cause to be made all necessary repairs, renewals, replacements, betterments, and improvements for those properties, as we in our judgment believe is necessary so that we may carry on the business related to those properties properly and advantageously at all times; provided, however, that we will not be prevented from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in our judgment, desirable in the conduct of our business or the business of any of our subsidiaries and not disadvantageous in any material respect to the holders of the senior notes.

Payment of Taxes and Other Claims. We will pay or discharge, or cause to be paid or discharged, before they become delinquent,

•	all taxes, assessments, and governmental charges levied or imposed upon us or any subsidiary of ours or upon our income, profits or property or that of any subsidiary of ours; and

•	all lawful claims for labor, materials, and supplies which, if unpaid, might by law become a lien upon our property or any subsidiary of ours;

provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision is made.

Waiver of Certain Covenants. We may choose not to comply with any term, provision or condition of certain covenants contained in the indenture, or with certain other terms, provisions or conditions with respect to the senior notes (except any such term, provision or condition which could not be amended without the consent of all holders of the senior notes), if before the time for compliance with the covenant, term, provision or condition, the holders of at least a majority in principal amount of the senior notes either waive compliance in that instance or generally waive compliance with that covenant, provision or condition. Unless the holders of the senior notes expressly waive compliance with a covenant and the waiver has become effective, our obligations and the duties of the trustee in respect of the term, provision, or condition will remain in full force and effect.

Sale or Issuance of Capital Stock in Principal Subsidiary Bank. We will not be permitted, pursuant to the covenants in the indenture, directly or indirectly, to do any of the following:

•

sell, assign, pledge, transfer, or otherwise dispose of, or permit to be issued, any shares of capital stock of a principal subsidiary bank or any securities convertible into or rights to subscribe to such capital stock, unless, after giving effect to that transaction and the shares to be issued upon conversion of such securities or exercise of such rights into that capital stock, we will own, directly or indirectly, at least 80% of the outstanding shares of each class of capital stock of that principal subsidiary bank; or

•

pay any dividend in capital stock of a principal subsidiary bank or make any other distribution in capital stock of a principal subsidiary bank, unless the principal subsidiary bank to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal and interest on the senior notes.

The term “principal subsidiary bank” means any subsidiary bank, the consolidated assets of which constitute 50% or more of our consolidated assets. As of the date of this prospectus supplement, our only principal subsidiary bank is the Bank. The indenture does not restrict the ability of the principal subsidiary bank to sell or dispose of assets. The foregoing covenant in the indenture, however, does not prohibit any of the following:

•

any dispositions or dividends made by us or any principal subsidiary bank acting in a fiduciary capacity for any person or entity other than us or any principal subsidiary bank or to us or any of our wholly- owned subsidiaries;

•	the merger or consolidation of a principal subsidiary bank with and into another principal subsidiary bank;

•	the sale, assignment, pledge, transfer or other disposition of shares of voting stock of a principal subsidiary bank made by us or any subsidiary where:

•	the sale, assignment, pledge, transfer or other disposition is made, in the minimum amount required by law, to any person for the purpose of the qualification of such person to serve as a director;

•

the sale, assignment, pledge, transfer or other disposition is made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or regulatory authority to the acquisition by us or any principal subsidiary bank, directly or indirectly, of any other corporation, trust or other entity;

•	the sale, assignment, pledge, transfer or other disposition of voting stock or any other securities convertible into or rights to subscribe to voting stock of a principal subsidiary bank, so long as:

•

any such transaction is made for fair market value as determined by our board of directors or the board of directors of the principal subsidiary bank disposing of such voting stock or other securities or rights; and

•

after giving effect to such transaction and to any potential dilution, we and our directly or indirectly wholly owned subsidiaries will own, directly or indirectly, at least 80% of the voting stock of such principal subsidiary bank;

•

any of our principal subsidiary banks selling additional shares of voting stock to its stockholders at any price, so long as immediately after such sale, we own, directly or indirectly, at least as great a percentage of the voting stock of such subsidiary bank as we owned prior to such sale of additional shares; or

•	a pledge made or a lien created to secure loans or other extensions of credit by a principal subsidiary bank subject to Section 23A of the Federal Reserve Act.

Events of Default, Notice and Waiver

Each of the following “Events of Default” set forth in the indenture will be applicable to senior debt securities issued on or after the senior notes Issue Date (including the senior notes):

•	we fail for 30 days to pay any installment of interest payable on any debt security of a series of the senior notes (including the senior notes);

•	we fail for 30 days to pay the principal of (or premium, if any, on) any debt security of a series of notes when due (including the senior notes);

•	certain events of bankruptcy, insolvency or reorganization of us (but not our principal banking subsidiary) occur.

Subject to the following paragraph, for senior debt securities issued on or after the senior notes Issue Date, including the senior notes, no other defaults under or breaches of the base indenture or any senior debt securities, including the senior notes, will result in an Event of Default, whether after notice, the passage of time or otherwise and therefore none of such other events (even if constituting a covenant breach) will result in a right of acceleration of the payment of the outstanding principal amount of such senior debt securities, including the senior notes. For example, the occurrence of events relating to the bankruptcy, insolvency or reorganization of any principal subsidiary bank will not directly constitute an Event of Default under the indenture, although it would constitute an event of default under the existing senior debt securities issued prior to the senior notes Issue Date. However, certain events may give rise to a covenant breach, as described below under “—Covenant Breaches.”

We may change, eliminate or add to the events of default with respect to any particular series of senior debt securities, as indicated in the applicable prospectus supplement relating to such series. For the avoidance of doubt, the only Events of Default with respect to the senior notes are those set forth above.

If a continuing Event of Default under the indenture, other than a bankruptcy Event of Default, occurs and continues with respect to the senior notes, the trustee or the holders of not less than 25% of the total principal amount of the senior notes may declare immediately due and payable the principal amount of such notes.

If an Event of Default occurs as a result of our bankruptcy, insolvency or reorganization, the principal amount of the senior notes shall become immediately due and payable automatically, and without any declaration or other action on the part of the trustee or any holder.

However, at any time after a declaration of acceleration with respect to the senior notes then outstanding has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the senior notes may rescind and annul such declaration and its consequences if:

•

we deposit with the trustee all required payments of the principal of, and interest on the senior notes (and, to the extent lawful, interest on overdue installments of interest) plus certain fees, expenses, disbursements and advances of the trustee; and

•	all Events of Default, other than the non-payment of accelerated principal of the senior notes, have been cured or waived as provided in the indenture.

The indenture also provides that the holders of not less than a majority in principal amount of the senior notes may waive any past default with respect to such notes and its consequences, except a default consisting of:

•	our failure to pay the principal of or interest on such notes; or

•	a default relating to a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding note.

The trustee is generally required to give notice to the holders of the senior notes within 90 days of a default of which the trustee has actual knowledge under the indenture unless the default has been cured or waived.

The indenture provides that no holder of the senior notes may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless such holder has previously given notice to the trustee of an Event of Default and the trustee fails to act for 60 days after:

•

it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the senior notes, as well as an offer of indemnity satisfactory to the trustee; and

•	no direction inconsistent with such written request has been given to the trustee during that 60-day period by the holders of a majority in principal amount of the senior notes.

Covenant Breaches

Any one of the following events constitutes a “covenant breach” under the base indenture with respect to any series of senior debt securities issued on or after the date the senior notes are issued, including the senior notes:

•

we default in the performance of or breach any other covenant or agreement we made in the indenture with respect to the senior notes which default or breach has continued for 90 days after written notice as provided for in accordance with the indenture by the trustee or by the holders of at least 25% in principal amount of the senior notes; and

•

we default under a bond, debenture, note or other evidence of indebtedness for money borrowed by us that has a principal amount outstanding that is more than $50 million (other than non-recourse indebtedness) under the terms of the instrument under which the indebtedness is issued or secured, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled, or the indebtedness is discharged, or there is deposited in trust enough money to discharge the indebtedness, within 30 days after written notice was provided to us by the trustee or the holders of at least 25% in principal amount of the senior notes in accordance with the indenture.

Subject to provisions in the indenture relating to the trustee’s duties in case of Events of Default (which does not include covenant breaches), the trustee is not under an obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the senior notes, unless the holders of the senior notes have offered to the trustee reasonable security or indemnity. Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the senior notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture or which may involve the trustee in personal liability.

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating such officer’s knowledge of our compliance with all the conditions and covenants under the indenture and, in the event of any non-compliance, specifying such non-compliance and the nature and status of the non-compliance.

Modification of the Indenture

Modification and amendment of the indenture may be made only with the consent of the holders of not less than a majority in principal amount of the senior notes. However, no modification or amendment may, without the consent of each holder affected thereby, do any of the following:

•	change the stated maturity or due date of the principal of or interest payable on the senior notes or change any place of payment where or the currency in which such principal and interest is payable;

•	reduce the principal amount of or the rate or amount of interest on the senior notes;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the senior notes (or, in the case of redemption, on or after the redemption date);

•

reduce the percentage of the holders of the senior notes necessary to modify or amend the indenture or to waive compliance with certain provisions thereof or certain defaults and consequences thereunder; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants with respect to the senior notes, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the senior notes.

We and the trustee may modify or amend the indenture, without the consent of any holder of the senior notes for any of the following purposes:

•	to evidence the succession of another person pursuant to the terms of the indenture to us as obligor under the indenture;

•	to add to the covenants for the benefit of the holders of the senior notes or to surrender any right or power conferred upon us in the indenture;

•	to add Events of Default for the benefit of the holders of the senior notes;

•

to add or change any provisions of the indenture to facilitate the issuance of notes, or to permit or facilitate the issuance of notes in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the senior notes in any material respect;

•	to add, change or eliminate any provisions of the indenture, provided that any such addition, change or elimination shall:

•

neither (a) apply to any note created prior to the execution of the supplemental indenture effectuating such addition, change or elimination and entitled to the benefit of such provision, nor (b) modify the rights of the holder of such note with respect to such provision; or

•	become effective only when there are no notes outstanding under the indenture;

•	to secure the senior notes;

•

to evidence and provide for the acceptance or appointment of a successor trustee with respect to the senior notes or facilitate the administration of the trusts under the indenture by more than one trustee;

•

cure any ambiguity, defect or inconsistency in the indenture or to make any other provisions with respect to matters or questions arising under the indenture, provided that in each case, such provisions shall not adversely affect the interests of the holders of the senior notes in any material respect;

•	to qualify, or maintain qualification of, the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); and

•	to implement any benchmark transition provisions after a Benchmark Transition Event or its related Benchmark Replacement date have occurred (or in anticipation thereof).

Discharge, Defeasance and Covenant Defeasance

Under the indenture, we may discharge certain obligations to holders of the senior notes that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year. We can discharge these obligations by irrevocably depositing with the trustee funds in United States dollars in an amount sufficient to pay the entire indebtedness on the senior notes, including the principal of and interest payable on the senior notes to the date of the deposit, if the senior notes have become due and payable, or to the senior notes Maturity Date, if the senior notes have not yet become due and payable.

We may also elect either of the following:

•	to be defeased and discharged from any and all obligations with respect to the senior notes (“legal defeasance”), except our obligations, including but not limited to:

•	to register the transfer or exchange of the senior notes;

•	to replace temporary or mutilated, destroyed, lost or stolen notes;

•	to maintain an office or agency for the senior notes; and

•	to hold moneys for payment in trust; or

•

to be defeased and discharged from certain of our obligations described under “—Certain Covenants,” including “—Certain Covenants—Sale or Issuance of Capital Stock in Principal Subsidiary Bank,” with respect to the senior notes and our obligations described under “—Merger, Consolidation or Sale of Assets” or, to the extent permitted by the terms of the senior notes, our obligations with respect to any other covenant (“covenant defeasance”).

If we choose to defease and discharge our obligations under the covenants with respect to the senior notes, any failure to comply with the obligations imposed on us by the covenants will not constitute a default or an Event of Default with respect to the senior notes. However, to make either election, we must irrevocably deposit with the trustee, in trust, an amount, in United States dollars, in United States government obligations or both, that will provide sufficient funds to pay the principal of and interest on the senior notes on the relevant scheduled due dates.

We may defease and discharge our obligations as described in the preceding paragraphs only if, among other things:

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of the senior notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the legal defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service (“IRS”) or a change in applicable United States federal income tax laws occurring after the date of the indenture;

•

we have delivered to the trustee an opinion of counsel to the effect that, after the 120th day following the deposit or, if longer, after the expiration of the longest preference period applicable to us under federal or state law in respect of such deposit, the trust funds deposited with the trustee to pay the principal of and interest on the senior notes on the relevant scheduled due dates will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

•

such legal defeasance or covenant defeasance, as the case may be, does not result in, or constitute, a breach or violation of the indenture or any other material agreement which we are a party to or obligated under; and

•	no Event of Default, or event that with notice or lapse of time or both will be an Event of Default, has occurred and is continuing with respect to the senior notes.

Subordinated Notes

General

The subordinated notes will be a series of our subordinated debt securities. We will issue the subordinated notes under a subordinated debt indenture, dated as of December 29, 2005, between us and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, as trustee, as amended or supplemented from time to time and as amended by a third supplemental indenture, to be dated as of November 18, 2024, each between us and the trustee. Throughout this section of the description of notes, we refer to both the subordinated indenture as the “base indenture” and the base indenture and supplemental indenture together as the “indenture.” The following description of the subordinated notes may not be complete and is subject to and qualified in its entirety by reference to the indenture. Wherever we refer to particular sections or defined terms of the indenture, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus supplement.

The subordinated notes will mature at 100% of their principal amount on November 18, 2039 (the “subordinated notes Maturity Date”) unless earlier redeemed or repaid.

As described below under “—Subordination,” the subordinated notes will be unsecured and subordinated in right of payment to the payment of our existing and future Senior Debt (as defined in the indenture), will rank equal in right of payment to all of our existing and future indebtedness ranking on a parity with the subordinated notes, and will be senior to any obligation of ours that ranks junior and not equally with or prior to the subordinated notes, including our junior subordinated debentures or indentures, as applicable, issued to our statutory trusts (which debentures rank junior to the subordinated notes). The subordinated notes are obligations of Huntington only and are not guaranteed by any of our subsidiaries. As a result, the subordinated notes will be structurally subordinated to the liabilities of our subsidiaries, including the Bank. The subordinated notes will not be entitled to any sinking fund.

Since we are a holding company, our rights and the rights of our creditors, including holders of the subordinated notes, to participate in the assets of any of our subsidiaries upon the liquidation or reorganization of any of our subsidiaries will be subject to prior claims of the creditors of any such subsidiary, including, in the case of the Bank, its depositors, except to the extent that we are a creditor of such subsidiary with recognized claims against the subsidiary. Claims on our subsidiaries by creditors other than us are likely to include claims with respect to long-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations.

The subordinated notes will be subject to defeasance under the conditions described below in “—Discharge, Defeasance and Covenant Defeasance.”

The subordinated notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the FDIC, the Federal Reserve or any other governmental agency or instrumentality.

The subordinated notes will be issued in fully registered book-entry form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply for the listing of the subordinated notes on any securities exchange.

Payments of principal and interest to owners of the book-entry interests described below are expected to be made in accordance with the procedures of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System.

Interest

The subordinated notes will bear interest (i) from and including the subordinated notes Issue Date to, but excluding, November 18, 2034 (the “subordinated notes Reset Date”), or to, but excluding, the date of earlier redemption, at a fixed rate of 6.141% per annum and (ii) during the period from and including the subordinated notes Reset Date to, but excluding, the subordinated notes Maturity Date, or to, but excluding, the date of earlier redemption, at a rate per annum that will be the Five-year U.S. Treasury Rate as of the day falling two Business Days (as defined in the indenture) prior to the subordinated notes Reset Date (the “subordinated notes Reset Determination Date”), plus 1.700% per annum.

We will pay interest on the subordinated notes semiannually in arrears, on May 18 and November 18 of each year, commencing on May 18, 2025, and ending on the subordinated notes Maturity Date or date of earlier redemption or repayment. Holders of the subordinated notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those subordinated notes from the last interest payment date on which interest was paid on such subordinated notes to the date of issuance of the subordinated notes. Interest on the subordinated notes accepted for exchange will cease to accrue upon issuance of the subordinated notes. Interest is payable on the subordinated notes beginning with the first interest payment date following the consummation of the exchange offer.

Interest on the subordinated notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. If an interest payment date, the subordinated notes Maturity Date, or any date of redemption or repayment falls on a day that is not a Business Day, we will postpone the payment of interest or principal, as applicable, to the next succeeding Business Day, but the payment made on such date will be treated as having been made on the date that the payment was first due and the holders of the subordinated notes will not be entitled to any further interest or other payments with respect to such postponement.

The interest payable on the subordinated notes on any interest payment date will, subject to certain exceptions, be paid to the person in whose name the subordinated notes are registered at the close of business on the fifteenth calendar day preceding the applicable interest payment date, whether or not a Business Day.

The “Five-year U.S. Treasury Rate” means, as of the subordinated notes Reset Determination Date, the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days immediately preceding the subordinated notes Reset Determination Date appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 or any successor publication which is published by the Federal Reserve as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the calculation agent in its sole discretion. If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, shall determine the Five-year U.S. Treasury Rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor Five-year U.S. Treasury Rate, then the calculation agent shall use such successor rate. If the calculation agent, in its sole discretion, determines that there is no reasonable comparable source, then the Five-year U.S. Treasury Rate on the Reset Determination Date will be 4.441%, which is the initial fixed interest rate minus 1.700% per annum.

“H.15” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve.

Unless we have delivered notice of redemption of all outstanding subordinated notes, with such redemption to occur on the subordinated notes Reset Date, we will appoint a calculation agent (which in no event shall be the trustee or any paying agent unless otherwise agreed to in writing) with respect to the subordinated notes prior to the subordinated notes Reset Determination Date. The Five-year U.S. Treasury Rate will be determined by the calculation agent on the subordinated notes Reset Determination Date. The calculation agent will notify us within one Business Day of the interest rate from and after the subordinated notes Reset Date. We shall then promptly notify the trustee in writing within five Business Days of such interest rate. We or our affiliate may assume the duties of the calculation agent. Any determination, decision or election that may be made by the Issuer or the calculation agent pursuant to the provisions described in this prospectus, including any determination with respect to a rate, will be conclusive and binding absent manifest error, may be made in the Issuer’s or the calculation agent’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the subordinated notes, shall become effective without consent from any other party. The calculation agent’s determination of any interest rate will be on file at our principal offices, will be made available to any holder of subordinated notes upon request and will be final and binding in the absence of manifest error.

Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the paying agent or, in the event the subordinated notes are not represented by a global note, at the office or agency of the Issuer maintained for such purpose in Columbus, Ohio.

Neither the trustee nor any paying agent will have any obligation as calculation agent or for making any determinations to be made by the calculation agent as described above. The trustee and paying agent may conclusively rely on any calculation made by the calculation agent without independent verification and shall have no liability or responsibility for any calculations or any information in connection with such calculations.

Subordination

Our obligation to make any payment on account of the principal and interest on the subordinated notes will be expressly subordinate and junior in right of payment and liquidation to the prior payment in full in cash of all of our Senior Debt. “Senior Debt” is defined in the indenture to mean (other than obligations pursuant to the base indenture, including the subordinated notes) all of our (and not our subsidiaries’):

•

indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes, or other written instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	capital lease obligations;

•	obligations arising from off-balance sheet guarantees and direct credit substitutes, including under letters of credit, bankers’ acceptances or similar facilities issued for our account;

•

obligations issued or assumed as the deferred purchase price for property or services, including all obligations under master lease transactions pursuant to which we have agreed to be treated as owner of the subject property for U.S. federal income tax purposes;

•

obligations with respect to derivative products, including securities contracts, commodity contracts, interest rate and currency swap agreements, currency hedge, exchange or similar agreements, cap, floor, and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements;

•

guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and other similar contingent obligations in respect of obligations of others of a type described in the preceding bullets, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States; and

•	obligations to our other general creditors;

in each case, whether outstanding on the date that we entered into the indenture or arising after that time.

Senior Debt will not include: (i) our capital stock, including our preferred stock, or depositary shares representing our stock, (ii) our obligations to our subsidiaries or to any person with respect to which we become a subsidiary, and (iii) all indebtedness that (a) expressly states that it is junior to or ranks equally in right of payment with the subordinated notes, (b) is identified as junior to, or equal in right of payment with, the subordinated notes in any board resolution establishing such indebtedness or in any supplemental indenture and (c) our junior subordinated debentures or indentures, as applicable, issued to our statutory trusts (which rank junior to the subordinated notes) that are our obligations.

Senior Debt will continue to be Senior Debt and entitled to the benefits of the subordination provisions of the Indenture irrespective of any amendment, modification, or waiver of any term of Senior Debt or extension or renewal of Senior Debt.

In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment of debt, composition, or other similar proceeding relating to Huntington or its property, any proceeding for the liquidation, dissolution, or other winding up of Huntington, whether voluntary or involuntary and whether or not involving insolvency, bankruptcy or receivership proceedings, any assignment by Huntington for the benefit of creditors or any other marshalling of the assets of Huntington, all of our obligations to holders of our Senior Debt will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal or interest on the subordinated notes. Only after payment in full of all amounts owing with respect to Senior Debt will the holders of the subordinated notes, together with the holders of any of our obligations ranking on a parity with the subordinated notes, be entitled to be paid from our remaining assets the amounts due and owing on account of unpaid principal of and interest on the subordinated notes.

In the event and during the continuation of any default in the payment of the principal of or any premium or interest on any Senior Debt beyond any applicable grace period with respect to such Senior Debt, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or the trustee on behalf of the holders of such Senior Debt) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment shall be made by Huntington on account of the principal of or interest on the subordinated notes or on account of the purchase or other acquisition of any subordinated notes.

If we violate the indenture by making a payment or distribution to holders of the subordinated notes before we have paid all Senior Debt in full, then such holders of the subordinated notes will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receivership or liquidation, or other person distributing our assets for payment of Senior Debt.

By reason of the above subordination in favor of the holders of our Senior Debt, in the event of our bankruptcy or insolvency, holders of our Senior Debt may receive more, ratably, and holders of the subordinated notes may receive less, ratably, than our other creditors.

In addition, the subordinated notes may be fully subordinate to interests held by the U.S. government if we enter into a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

The subordinated notes do not contain any limitation on the amount of Senior Debt or other obligations ranking senior to, pari passu with or junior to the indebtedness evidenced by the subordinated notes that may be hereafter incurred by Huntington or its subsidiaries.

With respect to the assets of a subsidiary of Huntington, creditors of Huntington (including holders of the subordinated notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that Huntington may be a creditor with recognized claims against such subsidiary.

The subordinated notes will not be guaranteed by any of our subsidiaries. Our subsidiaries may, without notice or consent of the holders of the subordinated notes, incur additional debt or liabilities in the future, all of which would rank structurally senior to the subordinated notes. Huntington may from time to time, without notice or consent of the holders of the subordinated notes, incur additional indebtedness ranking equally with the subordinated notes, as well as junior subordinated indebtedness ranking junior to the subordinated notes.

As of September 30, 2024, we had approximately $7.6 billion of Senior Debt, approximately $3.3 billion of indebtedness ranking on a parity with the subordinated notes and approximately $4.8 billion of indebtedness ranking junior to the subordinated notes, including our junior subordinated debentures or indentures, as applicable, issued to our statutory trusts. As of that date, we had a total consolidated indebtedness of $15.7 billion, including $10.1 billion of indebtedness of our subsidiaries.

Optional Redemption

On at least 5 days but no more than 60 days prior written notice delivered to the registered holders of the subordinated notes, we may redeem the subordinated notes in whole, but not in part, during the three months prior to and including the subordinated notes Reset Date, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the aggregate principal amount of the subordinated notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. We shall provide written notice to the trustee of any redemption at least 15 days prior to the redemption date (unless a shorter notice is satisfactory to the trustee).

We may also redeem the subordinated notes, in whole or in part, or on or after May 18, 2039 (six months prior to the subordinated notes Maturity Date), at any time and from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

The subordinated notes may not otherwise be redeemed prior to the subordinated notes Maturity Date, except that on at least 10 days but no more than 60 days prior written notice delivered to the registered holders of the subordinated notes, we may also at our option and subject to prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, redeem the subordinated notes in whole, but not in part, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, within 90 days after the occurrence of:

•

a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation in each case, which change or amendment becomes effective or which administrative or judicial action is announced on or after the subordinated notes Issue Date, there is more than an insubstantial risk that interest payable by us on the subordinated notes is not, or, within 90 days after the date of such opinion, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

•

a “Tier 2 Capital Event,” defined in the Indenture to mean our good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the subordinated notes Issue Date; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the subordinated notes Issue Date; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the subordinated notes Issue Date, there is more than an insubstantial risk that we will not be entitled to treat the subordinated notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable to us, for so long as any subordinated notes are outstanding; or

•	Huntington becoming required to register as an investment company pursuant to the 1940 Act.

If we elect to redeem the subordinated notes, we will provide notice by first class mail, postage prepaid, or electronic transmission, addressed to the holders of record (which, in the case of registered global notes, will be DTC or its nominee or a nominee of Euroclear and Clearstream) of the subordinated notes. Such mailing or transmission will be at least 10 days and not more than 60 days before the redemption date. Each notice of redemption will state:

•	the redemption date;

•	the redemption price;

•	“CUSIP” or “ISIN” number of the subordinated notes;

•	that on the redemption date the redemption price will become due and payable upon each subordinated note, and that interest thereon will cease to accrue on and after the date of redemption; and

•	the place or places where the subordinated notes are to be surrendered for payment of the redemption price.

If the subordinated notes are to be redeemed, the redemption price payable to the holder of any subordinated notes called for redemption will be payable on the applicable redemption date against the surrender to us or our agent of any certificate(s) evidencing the subordinated notes. If money sufficient to pay the redemption price of, and any accrued interest on, the subordinated notes on the redemption date is deposited with our paying agent on or before the redemption date and certain other conditions are satisfied, then on and after the redemption date, interest will cease to accrue on the subordinated notes and the subordinated notes will cease to be outstanding.

Notwithstanding any of the foregoing, installments of interest on the subordinated notes that are due and payable on an interest payment date falling on or prior to the redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date in accordance with the subordinated notes and the Indenture.

Under the Federal Reserve’s current risk-based capital regulations, any redemption of the subordinated notes will be subject to the prior approval of the Federal Reserve. In addition, prior to exercising our option to redeem the subordinated notes, or immediately thereafter, we will be required to either replace the redeemed subordinated notes with an equivalent amount of a financial instrument that meets the Federal Reserve’s regulatory capital criteria, or demonstrate to the satisfaction of the Federal Reserve that following redemption, or immediately thereafter, we would continue to hold an amount of capital that is commensurate with Huntington’s risk.

The subordinated notes will not be subject to repayment at the option of the holder at any time prior to the subordinated notes Maturity Date and will not be entitled to any sinking fund.

Merger, Consolidation or Sale of Assets

We may consolidate with, or sell, lease or otherwise transfer all or substantially all of our assets to, or merge with or into, any other corporation, trust or other entity, provided that:

•

we are the survivor in the merger, or the survivor, if not us, (1) is a person (as defined in the indenture) organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and (2) expressly assumes by supplemental indenture the due and punctual payment of the principal of and interest on all of the outstanding subordinated notes and the due and punctual performance and observance of all of the covenants and conditions to be performed by us contained in the Indenture;

•

immediately after giving effect to the transaction, no event of default (as described below) under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	other conditions described in the Indenture are met.

Upon any such consolidation, merger, or sale, the successor corporation formed, or into which we are merged or to which we are sold, shall succeed to, and be substituted for, us under the indenture.

This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger or consolidation or transfer of all or substantially all of our assets. There are no covenants or other provisions in the Indenture providing for a put or increased interest or that would otherwise afford holders of the subordinated notes additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.

This covenant would not apply to the direct or indirect conveyance or transfer of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or our other wholly owned subsidiaries.

Waiver of Certain Covenants

We may choose not to comply with any term, provision or condition of certain covenants contained in the indenture, or with certain other terms, provisions or conditions with respect to the subordinated notes (except any such term, provision or condition which could not be amended without the consent of all holders of the subordinated notes), if before the time for compliance with the covenant, term, provision or condition, the holders of at least a majority in principal amount of the subordinated notes either waive compliance in that instance or generally waive compliance with that covenant, provision or condition. Unless the holders of the subordinated notes expressly waive compliance with a covenant and the waiver has become effective, our obligations and the duties of the trustee in respect of the term, provision, or condition will remain in full force and effect.

Events of Default; Limitation on Suits

Under the indenture, an event of default will occur with respect to the subordinated notes only (1) if a court enters an order in an involuntary bankruptcy or insolvency proceeding of Huntington that continues unstayed and in effect for a period of 60 consecutive days or (2) if Huntington commences a bankruptcy or insolvency proceeding or consents to the entry of an order in an involuntary bankruptcy or insolvency proceeding or (3) if Huntington is placed into receivership in a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

If an event of default occurs and is continuing, the principal amount of and accrued and unpaid interest on the subordinated notes shall become immediately due and payable. The foregoing provision would, in the event of the bankruptcy, insolvency or receivership involving Huntington, be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the subordinated notes. At any time after a declaration of acceleration with respect to the subordinated notes has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding subordinated notes and other affected series of securities issued under the Indenture (we refer to the subordinated notes and such other securities as the “Securities”), may rescind and annul the acceleration but only if certain conditions have been satisfied.

There is no right of acceleration in the case of a default in the payment of principal of or interest on the subordinated notes or in our performance of any other obligation under the subordinated notes or the indenture. If we default in our obligation to pay any interest on the subordinated notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the indenture, then the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of subordinated notes of the performance of any covenant or agreement in the indenture.

The indenture provides that, subject to the duty of the trustee upon the occurrence and continuance of an event of default to act with the required person standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of subordinated notes unless such holders shall have offered to the trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding subordinated notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the subordinated notes.

No holder of subordinated notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the subordinated notes;

•

the holders of not less than 25% in principal amount of the subordinated notes shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity against the costs, expenses, and liabilities to be incurred in complying with such request;

•	the trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60 day-period by the holders of a majority in principal amount of the outstanding subordinated notes.

In any event, the indenture provides that no one or more of such holders shall have any right under the indenture to affect, disturb or prejudice the rights of any other holder, or to obtain priority or preference over any of the other holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of subordinated notes.

Modification and Waiver

The indenture provides that we and the trustee may modify or amend the indenture with or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding subordinated notes and other affected Securities; provided, however, that any modification or amendment may not, without the consent of the holder of each outstanding Security affected thereby:

•	change the stated maturity of the principal of, or any installment of interest on, any Security;

•	reduce the principal amount or rate of interest of any Security;

•	change the place of payment where any Security or any interest is payable;

•	impair the right to institute suit for the enforcement of any payment on or after its stated maturity;

•	modify the provisions of the Indenture with respect to the subordination of the Securities in a manner adverse to the holders of the Securities; or

•

reduce the percentage in principal amount of the outstanding Securities the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver of compliance with the provisions of or defaults under the Indenture and the consequences thereof under the Indenture.

In addition, the holders of a majority in principal amount of the outstanding subordinated notes may, on behalf of all holders of subordinated notes, waive compliance by us with certain terms, conditions and provisions of the Indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Security of the affected series. In connection with any modification, waiver or amendment of the Indenture, we shall provide the trustee with the required documentation under the Indenture.

Discharge, Defeasance and Covenant Defeasance

Under the indenture, we may discharge certain obligations to holders of the subordinated notes that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year. We can discharge these obligations by irrevocably depositing with the trustee funds in United States dollars in an amount sufficient to pay the entire indebtedness on the subordinated notes, including the principal of and interest payable on the subordinated notes to the date of the deposit, if the subordinated notes have become due and payable, or to the subordinated notes Maturity Date, if the subordinated notes have not yet become due and payable.

We may also elect either of the following:

•	to be defeased and discharged from any and all obligations with respect to the subordinated notes (“legal defeasance”), except certain of our obligations, including but not limited to:

•	to register the transfer or exchange of the subordinated notes;

•	to replace temporary or mutilated, destroyed, lost or stolen subordinated notes;

•	to maintain an office or agency for the subordinated notes; and

•	to hold moneys for payment in trust; or

•

to be defeased and discharged from certain of our obligations described under “—Waiver of Certain Covenants” and our obligations described under “—Merger, Consolidation or Sale of Assets” or, to the extent permitted by the terms of the subordinated notes, our obligations with respect to any other covenant (“covenant defeasance”).

If we choose to defease and discharge our obligations under the covenants with respect to the subordinated notes, we will not have any obligations with respect to such covenants and neither the trustee nor the holders of the subordinated notes will have any rights with respect to such covenants. However, to make either election, we must irrevocably deposit with the trustee, in trust, an amount, in United States dollars, in United States government obligations or both, that will provide sufficient funds to pay the principal of and interest on the subordinated notes on the relevant scheduled due dates.

We may defease and discharge our obligations as described in the preceding paragraphs only if, among other things:

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of the subordinated notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance described in the previous paragraphs and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service (“IRS”) or a change in applicable U.S. federal income tax laws occurring after the date of the Indenture; and

•	no event of default, or event that with notice or lapse of time or both will be an event of default, has occurred and is continuing with respect to the subordinated notes.

Senior Notes and Subordinated Notes

Same-Day Settlement and Payment

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Trustee

The Bank of New York Mellon Trust Company, N.A. will act as trustee for the notes. Amounts owed to the trustee in connection with the subordinated notes will not be treated as subordinated indebtedness. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee and its affiliates in the ordinary course of business. Additionally, we maintain banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. These banking relationships include The Bank of New York Mellon Trust Company, N.A. serving as trustee under the indenture involving our existing debt securities, serving as trustee in connection with trust preferred securities that were issued by certain of our financing trusts, and providing us with general banking services. Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default under the notes, or upon the occurrence of a default under another indenture under which The Bank of New York Mellon Trust Company, N.A. serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.

The trustee will have all of the duties and responsibilities specified under the Trust Indenture Act.

The trustee, in any of its capacities under the indenture, has not participated in the preparation of this prospectus supplement and does not assume responsibility for its contents, including, for avoidance of doubt, any reports, financial statement, or any other collateral information related to or referred to herein. No representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by the trustee as to the accuracy or completeness of the information contained or incorporated in this prospectus supplement or any other information provided by Huntington in connection with the offering of the notes. The trustee does not have any liability in relation to the information contained or incorporated by reference in this prospectus supplement or any other information provided by Huntington in connection with the offering of the notes or their distribution.

Miscellaneous

We, or our affiliates, may from time to time purchase any of the notes that are then outstanding, by tender in the open market or by private agreement.

Notices

Any notices required to be given to the holders of the notes will be given to DTC.

Governing Law

The indentures and the notes are governed by and will be construed in accordance with the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM

The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC,” will act as securities depository for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of notes, will be issued for the notes and will be deposited with the trustee as custodian for DTC.

Investors may elect to hold beneficial interests in the global security certificates representing the notes through either DTC, in the United States, Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A. /N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in these systems, or indirectly through organizations which are participants in these systems.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority (“FINRA”). Access to the depository system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to DTC’s participants are on file with the SEC. More information about DTC can be found at www.dtcc.com or www.dtc.org.

Purchase of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser (which we refer to as “beneficial owners”) of the notes will be recorded on the Direct or Indirect Participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all global security certificates deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with the trustee as custodian for DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

If DTC notifies us that it is unwilling or unable to continue as depository for the global securities relating to the notes or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, if so required by applicable law or regulation, we will appoint a successor depository. If we do not appoint such successor depository within 90 days after we receive such notice or become aware of such unwillingness, inability or ineligibility, or an Event of Default under the indenture with respect to the notes has occurred and is continuing and the beneficial owners representing a majority in principal amount of the notes advise DTC to cease acting as depository for the notes, we will issue notes in certificated form (the “Certificated Notes”) in exchange for that global security. In addition, we may at any time and in our sole discretion decide not to have the notes represented by global securities. In such event, we will issue Certificated Notes in exchange for all of the notes represented by global securities. The Certificated Notes issued in exchange for those global securities will be in the same minimum denominations and be of the same aggregate principal amount and tenor as the portion of each global security to be exchanged. Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of Certificated Notes and will not be considered the registered holders of the notes for any purpose, including receiving payments of principal or interest.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such notes. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the notes represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•

will not be considered to be owners or holders of the global security certificates or any notes represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such notes.

All redemption proceeds, distributions and interest payments on the notes and all transfers and deliveries of such notes will be made to Cede & Co., or such other nominee, as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee, the issuer or any affiliate thereof, or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of Direct and Indirect Participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. Neither Huntington nor the trustee will have any responsibility or liability for any aspect of DTC’s or any Direct or Indirect Participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any Direct or Indirect Participant’s records relating to these beneficial ownership interests.

Neither Huntington, nor any of the underwriters or the trustee, will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants of their respective obligations under the rules and procedures governing DTC.

The information in this section concerning DTC and its book-entry system has been obtained from sources that Huntington believes to be accurate, but we assume no responsibility for the accuracy thereof.

Clearstream and Euroclear. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial interests in the global securities representing the notes will be held in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book- entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations (“DTC Participants”), on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a Business Day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security related to the notes by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the Business Day for Euroclear or Clearstream following the DTC’s settlement date.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

None of us, any of the underwriters or the trustee will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a general summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes applicable to U.S. and non-U.S. holders (as defined below) who acquire notes pursuant to this offering at their original “issue price” (the first price at which a substantial amount of the notes is sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)). This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” U.S. Treasury regulations promulgated thereunder, judicial opinions, published positions of the IRS and other applicable authorities, each as in effect as of the date hereof. These authorities are subject to change or differing interpretations (possibly with retroactive effect), and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of that investor’s individual circumstances, nor does it address the effects of any state, local or non-U.S. tax laws or any U.S. federal estate, gift, generation-skipping transfer or alternative minimum tax considerations. This discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code, and it does not purport to be applicable to holders subject to special rules, such as banks, financial institutions, insurance companies, tax-exempt entities, grantor trusts, dealers in securities or currencies, traders in securities that elect the mark-to-market method of accounting for their securities holdings, persons subject to the alternative minimum tax, U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar, entities classified as partnerships for U.S. federal income tax purposes or other flow-through entities or arrangements (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, controlled foreign corporations, real estate investment trusts, regulated investment companies or passive foreign investment companies for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States subject to U.S. federal income tax as expatriates, persons holding the notes through a “hybrid entity” or persons holding the notes as a hedge against currency risks, as a position in a “straddle” or as part of a “wash sale,” “hedging,” “conversion,” “constructive sale” or “integrated” transaction for U.S. federal income tax purposes and persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement. This summary does not address the tax considerations that may be relevant to subsequent purchasers of the notes and does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and intergovernmental agreements entered in connection therewith). This discussion assumes that the notes will be treated as debt instruments for U.S. federal income tax purposes.

If a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership or an equity interest owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership. Thus, persons who are partners in a partnership or equity interest owners of another entity treated as a partnership holding any of the notes should consult their own tax advisors. We have not sought and will not seek any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

Under certain circumstances, we will be discharged from any and all obligations in respect of the indenture. Such discharge may be treated as a taxable exchange for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the U.S. federal, state, and local tax consequences of such a discharge.

THIS SUMMARY OF U.S. FEDERAL INCOME TAX ISSUES IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSIDERATIONS FOR U.S. AND NON-U.S. HOLDERS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME, ESTATE AND OTHER TAX LAWS OR ANY TAX TREATY.

The terms of the notes provide for payments by us in excess of stated interest or principal, or prior to their scheduled payment dates, under certain circumstances. The possibility of such payments may implicate special rules under U.S. Treasury regulations governing “contingent payment debt instruments.” According to those U.S. Treasury regulations, the possibility that such payments of excess or accelerated amounts will be made will not affect the amount of income a holder recognizes in advance of the payment of such excess or accelerated amounts if there is only a remote chance as of the date the notes are issued that such payments will be made. We intend to take the position that the likelihood that such payments will be made is remote within the meaning of the applicable U.S. Treasury regulations. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable U.S. Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.

U.S. Holders of the Notes

As used in this discussion, the term “U.S. holder” means a holder that is a beneficial owner of a note and that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (and certain non-U.S. entities taxed as U.S. corporations under specialized sections of the Code);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Interest on the Notes. It is expected, and this discussion assumes, that the notes will be issued with less than a statutorily defined de minimis amount of original issue discount for U.S. federal income tax purposes. Accordingly, a U.S. holder will generally be required to recognize as ordinary income any interest paid or accrued on the notes in accordance with its regular method of accounting for U.S. federal income tax purposes.

Disposition of Notes. Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (except to the extent of accrued but unpaid interest, which will be taxable as ordinary income) and such holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that such U.S. holder paid for the note. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if at the time of the disposition a U.S. holder has held the note for more than one year. Long-term capital gains of non-corporate U.S. holders are generally subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. Information reporting requirements generally will apply in connection with payments of interest on the notes to, and the proceeds from a sale, exchange or other disposition of the notes by, non-corporate U.S. holders. Under the Code and applicable U.S. Treasury regulations, a U.S. holder may be subject to backup withholding (currently at a rate of 24% for payments made before January 1, 2026) with respect to any payments on the notes, or the proceeds of a sale, exchange or other disposition of the notes, unless such U.S. holder (a) comes within certain exempt categories and, when required, demonstrates this fact in the manner required, or (b) within a reasonable period of time, provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will generally be allowed as a credit against such U.S. holder’s U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders of the Notes

As used in this discussion, the term “non-U.S. holder” means a beneficial owner of a note that is not, for U.S. federal income tax purposes, a U.S. holder as defined above, nor an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes.

Interest on the Notes. Subject to the discussions below under “—Backup Withholding, Information Reporting and Other Reporting Requirements,” U.S. federal withholding tax will not apply to any payment of interest on a note to a non-U.S. holder if the interest qualifies for the “portfolio interest exemption.” This will be the case provided that the non-U.S. holder:

•	does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	is not a controlled foreign corporation that is related directly or constructively to us through stock ownership;

•	is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

either (a) provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person as defined under the Code, which certification may be made on an IRS Form W-8BEN, W -8BEN-E or other appropriate form, or (b) holds its notes through various foreign intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations.

Special certification and other rules apply to certain non-U.S. holders that are entities rather than individuals, particularly entities treated as partnerships for U.S. federal income tax purposes and certain other flow through entities, and to non-U.S. holders acting as (or holding notes through) intermediaries.

If the portfolio interest exemption does not apply, payments of interest will be subject to U.S. federal withholding tax at a 30% tax rate, unless the non-U.S. holder provides us with a properly executed: (1) IRS Form W-8BEN, W-8BEN-E or other appropriate form, claiming an exemption from or reduction in withholding under the benefit of an income tax treaty or (2) IRS Form W-8ECI, or successor form, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with its conduct of a trade or business in the United States.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business (and, if required under an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), such non-U.S. holder (although exempt from U.S. federal withholding tax at the 30% tax rate) will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of “effectively connected earnings and profits,” as determined under the Code, for the taxable year. However, any branch profits tax that would otherwise apply may not apply, or may apply at a reduced rate, under an applicable income tax treaty.

Disposition of Notes. Subject to the discussions below under “—Backup Withholding, Information Reporting and Other Reporting Requirements,” except with respect to accrued and unpaid interest, which will be treated as described above under “—Non-U.S. Holders of the Notes—Interest on the Notes,” any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note by a non-U.S. holder generally will not be subject to U.S. federal income tax unless: (i) that gain is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder (and, if required under an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), in which case such person will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person, and if such non-U.S. holder is a corporation, such holder may be subject to the branch profits tax referred to above, unless the holder qualifies for a lower rate or an exemption from such branch profits tax under an applicable income tax treaty, or (ii) such person is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and other conditions are met in which case such person will generally be subject to a U.S. federal income tax of 30% (or, if applicable, a lower income tax treaty rate) on such gain, which may be offset by U.S. source capital losses, if any, of the non-U.S. holder.

Backup Withholding, Information Reporting and Other Reporting Requirements. In general, backup withholding will not apply to a payment of interest on a note to a non-U.S. holder, or to proceeds from the disposition of a note by a non-U.S. holder, in each case, if the holder certifies under penalties of perjury that it is not a U.S. person as defined under the Code and neither we nor our paying agent has actual knowledge to the contrary.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of notes by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States unless the proceeds are transferred to an account maintained by the non-U.S. holder in the United States, the payment of proceeds or the confirmation of the sale is mailed to the non-U.S. holder at a United States address or the sale has some other specified connection to the United States. However, if a non-U.S. holder sells or otherwise disposes of notes through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and also to backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Information reporting will also apply if a non-U.S. holder sells notes through a foreign broker which derives more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO INVESTORS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES THAT WOULD RESULT FROM THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account (“IRA”) or other retirement plan, account or arrangement to acquire or hold the notes should consider whether an investment in the notes would be consistent with the documents and instruments governing the plan and with its fiduciary duties, including satisfaction of applicable prudence and diversification requirements. Such persons should also consider whether an investment in the notes would involve a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code, as applicable, prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code, including entities such as IRAs, collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans (collectively, “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plans. Such parties in interest or disqualified persons could include, without limitation, Huntington, the underwriters, the trustee or any of their respective affiliates. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to similar provisions under applicable federal, state, local or non-U.S. or other laws, rules or regulations (“Similar Laws”).

The acquisition or holding of the notes by or on behalf of a Plan with respect to which Huntington, the underwriters, the trustee or any of their respective affiliates (collectively, the “Transaction Parties”) are or become a party in interest or a disqualified person may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the notes are acquired and held pursuant to and in accordance with an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. These class exemptions include: PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions with a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied or that any of these exemptions will be available with respect to transactions involving the notes.

Each purchaser or holder of the notes or any interest therein, and each person making the decision to purchase or hold the notes on behalf of any such purchaser or holder, will be deemed by its acquisition of the notes to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the purchaser or holder acquires its interest in the notes to the date on which the purchaser or holder disposes of its interest in the notes, either (i) such purchaser and holder is not acquiring or holding the notes with “plan assets” of any Plan or the assets of any governmental plan, church plan or non-U.S. plan, or (ii) (A) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Laws, and (B) neither Huntington nor any of its affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA or within the meaning of any Similar Laws) in connection with the purchase or holding of the notes and has not provided any advice concerning the purchase or holding of the notes.

The foregoing discussion is general in nature and is not intended to be all inclusive. None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchase of the notes. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan or of any plan subject to Similar Law consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

Each purchaser or holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

This summary is based upon the Code, ERISA and the regulations, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements in this summary.

UNDERWRITING (CONFLICTS OF INTEREST)

Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Huntington Securities, Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriters	Principal Amount of Senior Notes	Principal Amount of Subordinated Notes
Citigroup Global Markets Inc.	$224,250,000	$117,000,000
Goldman Sachs & Co. LLC	224,250,000	117,000,000
RBC Capital Markets, LLC	224,250,000	117,000,000
UBS Securities LLC	224,250,000	117,000,000
Huntington Securities, Inc.	224,250,000	117,000,000
Keefe, Bruyette & Woods, Inc.	28,750,000	15,000,000

Total	$1,150,000,000	$600,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about November 18, 2024, which is the fourth Business Day following the date of the pricing of the notes (such settlement cycle being referred to as “T+4”). Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in one Business Day unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the day before the settlement date will be required, by virtue of the fact that the notes initially will settle in T+4, to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

Underwriting Discount

The representatives have advised us that the underwriters propose initially to offer the senior notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.210% of the principal amount of the senior notes. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession of up to 0.100% of the principal amount of the senior notes, to certain other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The representatives have advised us that the underwriters propose initially to offer the subordinated notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.270% of the principal amount of the subordinated notes. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession of up to 0.150% of the principal amount of the subordinated notes, to certain other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, will be approximately $5.2 million.

New Issue of Notes

Each series of notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

In connection with the offering of the notes, the person (if any) named as the stabilizing manager(s) (or persons acting on their behalf) may over-allot notes or effect transactions with a view to supporting the market price of the notes during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date of adequate public disclosure of the terms of the offer of the relevant notes is made and, if begun, may be ended at any time, but it must end no later than 30 days after the date on which the issuer received the proceeds of the issue or no later than 60 days after the date of allotment of the relevant notes, whichever is the earlier. Any stabilization action or over allotment must be conducted by the relevant stabilizing manager(s) (or persons acting on their behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the relevant stabilizing manager(s) (or persons acting on their behalf).

Conflicts of Interest

Our affiliate, Huntington Securities, Inc., is a member of FINRA and is participating in the distribution of the notes. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with that rule, no FINRA member firm that has a “conflict of interest,” as defined therein, may make sales in this offering to any discretionary account without the prior approval of the customer.

Our affiliates, including Huntington Securities, Inc., may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and an offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement or the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.

The EEA selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a “retail investor” means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement or the accompanying prospectus is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is for distribution only to and directed at persons who (i) are outside the United Kingdom, (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”),

(iii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1919, as amended) (the “FIEL”) and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.

Hong Kong

Each underwriter has represented and agreed that (a) it has not offered or sold and will not offer or sell in Hong Kong any notes by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or which do not constitute an offer to the public within the meaning of that Ordinance and (b) it has not issued or had in its possession for the purposes of issue, and will not have in its possession for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Singapore

The prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, as defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) when the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2018.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Abu Dhabi Global Market

This prospectus supplement and the accompanying prospectus are for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorized persons or Recognized Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate are available only to relevant persons and will be engaged in only with relevant persons.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Wachtell, Lipton, Rosen & Katz and Venable LLP. Gibson, Dunn  & Crutcher LLP will pass upon certain matters for the underwriters in connection with the offering.

EXPERTS

The financial statements of Huntington Bancshares Incorporated and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management’s Assessment of Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Huntington Bancshares Incorporated

Common Stock

Preferred Stock

Depositary Shares

Senior Debt Securities

Subordinated Debt Securities

Junior Subordinated Debt Securities

Warrants

Purchase Contracts for Securities

Guarantees

Units

Huntington Center

41 South High Street

Columbus, Ohio 43287

(614) 480-2265

The securities listed above may be offered and sold, from time to time, by Huntington Bancshares Incorporated, a Maryland corporation (which may be referred to as “we” or “us” or “our” or the “Issuer” or “Huntington”), and/or one or more selling security holders to be identified in the future in amounts, at prices, and on other terms to be determined at the time of the offering, including on a delayed or continuous basis. The Issuer will describe the specific terms and manner of offering of these securities in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers on a continued or delayed basis.

Our common stock is listed and traded on the Nasdaq Global Select Market (the “NASDAQ”) under the symbol “HBAN.” Our depositary shares each representing 1/40th interest in a share of our 4.500% Series H Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, is listed and traded on the NASDAQ under the symbol “HBANP.” Our depositary shares each representing 1/1,000th interest in a share of our 5.70% Series I Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, are listed and traded on the NASDAQ under the symbol “HBANM.”

Investing in the offered securities involves risks. See “Risk Factors” on page 2 of this prospectus.

These securities will be equity securities or unsecured obligations of the Issuer and will not be savings accounts, deposits, or other obligations of any of our bank or nonbank subsidiaries and will not be insured by the Federal Deposit Insurance Corporation, the deposit insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 14, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we, or, under certain circumstances, one or more selling security holders to be identified in the future may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

The following securities may be offered from time to time:

•	common stock;

•	preferred stock;

•	depositary shares;

•	senior debt securities;

•	subordinated debt securities;

•	junior subordinated debt securities;

•	warrants;

•	stock purchase contracts for securities;

•	guarantees; or

•	units.

This prospectus provides you with a general description of the securities that we or any selling security holder may offer as well as other information you should know before investing in our securities. Each time that we or any selling security holder offers securities, we will file with the SEC a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update, or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We have not, and the underwriters and their affiliates and agents have not, authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus or the applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We do not, and the underwriters and their affiliates and agents do not, take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide you. The Issuer may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. The Issuer is only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

The Issuer may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Issuer directly or through dealers or agents designated from time to time. If the Issuer, directly or through agents, solicits offers to purchase the securities, the Issuer reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

One or more of our subsidiaries, including Huntington Securities, Inc., may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

RISK FACTORS

Prior to making any investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the SEC that are incorporated by reference herein, together with all of the other information appearing in this prospectus or in the applicable prospectus supplement or incorporated by reference into this prospectus in light of their particular investment objectives and financial circumstances.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and on the investor relations page of our website at http://www.huntington.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules) after the initial filing of the registration statement related to this prospectus until the termination of the offering of the securities covered by the applicable prospectus supplement:

•

Our Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 18, 2022 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement filed on March 10, 2022);

•	Our Amendment to Current Report on Form 8-K/A, filed on July 29, 2021 (Film No. 211127909);

•	Our Current Reports on Form 8-K filed on January 21, 2022 (Film No. 22546408) and March 14, 2022;

•

The description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on April 28, 1967, including any subsequently filed amendments and reports updating such description;

•

The description of the depositary shares each representing 1/40th interest in a share of our 4.500% Series H Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on February 9, 2021, including any subsequently filed amendments and reports updating such description; and

•

The description of the depositary shares each representing 1/1,000th interest in a share of our 5.70% Series I Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on June 9, 2021, including any subsequently filed amendments and reports updating such description.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Upon written or oral request, we will provide — at no cost to the requester — a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make a request by writing to the following address or calling the following telephone number:

Investor Relations

Huntington Bancshares Incorporated

41 South High Street

Columbus, Ohio 43287

Phone: (614) 480-5676

FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated herein and therein by reference contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements, which are not historical facts and are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and related variants and mutations and their impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve; volatility and disruptions in global capital and credit markets; movements in interest rates; cessation of LIBOR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services including those implementing our “Fair Play” banking philosophy; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the Office of the Comptroller of the Currency, Federal Reserve, FDIC, and Consumer Financial Protection Bureau; the possibility that the anticipated benefits of the transaction with TCF Financial Corporation are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Huntington does business; and other factors that may affect our future results. Additional factors that could cause results to differ materially from those described above can be found in our Annual Report on Form 10-K for the year ended December 31, 2021 and the documents subsequently filed by us with the SEC. We assume no obligation to update any forward-looking statements. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, and the documents subsequently filed by us with the SEC, and in this prospectus supplement and the accompanying prospectus.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. We assume no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

HUNTINGTON BANCSHARES INCORPORATED

We are a multi-state diversified regional bank holding company organized under Maryland law in 1966 and headquartered in Columbus, Ohio. Through the Bank, we have over 150 years of servicing the financial needs of our customers. Through our subsidiaries, we provide full-service commercial and consumer banking services, mortgage banking services, automobile financing, recreational vehicle and marine financing, equipment financing, inventory finance, investment management, trust services, brokerage services, insurance products and services, and other financial products and services. At December 31, 2021, our 1,092 full-service branches and private client group offices are primarily located in Ohio, Colorado, Illinois, Indiana, Kentucky, Michigan, Minnesota, Pennsylvania, West Virginia and Wisconsin. Select financial services and other activities are also conducted in various other states. International banking services are available through the headquarters office in Columbus, Ohio. Our foreign banking activities, in total or with any individual country, are not significant.

On June 9, 2021, Huntington closed the acquisition of TCF Financial Corporation in an all-stock transaction valued at $7.2 billion. TCF was a financial holding company headquartered in Detroit, Michigan with operations across the Midwest. Historical periods prior to June 9, 2021 reflect results of legacy Huntington operations. Subsequent to closing, results reflect all post-acquisition activity.

As of December 31, 2021, we had, on a consolidated basis, total assets of approximately $174 billion, total deposits of approximately $143 billion and total shareholders’ equity of approximately $19 billion.

Our principal executive offices are located at 41 South High Street, Columbus, Ohio 43287, and our telephone number is (614) 480-2265.

SECURITIES WE MAY OFFER

We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling security holders to be identified in the future.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock and Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Senior Debt Securities, Subordinated Debt Securities, and Junior Subordinated Debt Securities

Our notes, including senior notes, subordinated notes, and junior subordinated notes, may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate, the trustee or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the notes.

Warrants

We may sell warrants to purchase our senior notes, subordinated notes, junior subordinated notes, shares of preferred stock, shares of our common stock or units. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our senior notes, subordinated notes, junior subordinated notes, preferred stock, depositary shares or common stock.

Guarantees

We may issue guarantees of indebtedness issued by our subsidiaries.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we anticipate that the net proceeds from the sale of the securities by the Issuer will be added to our general funds and will be available for general corporate purposes, including, among other things:

•	the repayment of existing indebtedness;

•	the repurchase of our common stock;

•	investments in, or extensions of credit to, our existing or future subsidiaries; and

•	the financing of possible acquisitions.

Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

PLAN OF DISTRIBUTION

We may sell the offered securities:

•	through agents;

•	to or through underwriters; or

•	directly to other purchasers.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement or term sheet.

We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for the Issuer by Wachtell, Lipton, Rosen & Katz and Venable LLP. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by their own counsel.

EXPERTS

The financial statements of Huntington Bancshares Incorporated and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management’s Assessment of Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of TCF as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 (which is included in Management’s Report on Internal Control Over Financial Reporting) have been incorporated in this prospectus in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, which reports appear in the Form 8-K of Huntington Bancshares Incorporated dated April 30, 2021 which is incorporated by reference in the Form 8-K/A dated July 29, 2021 which is incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing.